UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Owens & Minor®

2025 PROXY STATEMENT

Owens & Minor®

LIFE TAKES CARE™

Street Address	Mailing Address
10900 Nuckols Road	P.O. Box 27626
Suite 400	Richmond, Virginia 23261-7626
Glen Allen, Virginia 23060

April 2, 2025

Dear Shareholders:

It is a pleasure to invite you to the Owens & Minor, Inc. Annual Meeting of Shareholders on Thursday, May 15, 2025, at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via the Internet, which allows us to make participation accessible for shareholders from any geographic location while reducing the costs and environmental impact associated with holding an in-person meeting. Information regarding attending the virtual Annual Meeting can be found on page 67 of the Proxy Statement.

The Notice of 2025 Annual Meeting of Shareholders and Proxy Statement describe the items of business for the meeting. In addition to considering these matters, we will review significant accomplishments and events since our last shareholders’ meeting, as well as future opportunities and initiatives we intend to pursue. Our Board of Directors and management team will be present to discuss items of interest and to answer questions.

The Notice of 2025 Annual Meeting of Shareholders contains instructions on how to access our proxy materials and our 2024 Annual Report/Form 10-K over the Internet, as well as how shareholders can receive paper copies of such documents, if they so desire.

You may vote your shares via the Internet or by telephone, or, if you prefer, you may request paper copies of the proxy materials and submit your vote by mail by following the instructions on the proxy card. We encourage you to vote via the Internet. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

Mark A. Beck

Chair of the Board of Directors

Owens & Minor, Inc.

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING,

THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Proxy Statement

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly, as instructed in the Notice Regarding the Availability of Proxy Materials, by the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet.

Non-GAAP measures. This document contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation. Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated. A description of these non-GAAP financial measures and a reconciliation to the most comparable GAAP equivalent financial measures are included in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2025.

Notice of Annual Meeting of Shareholders

To Be Held Thursday, May 15, 2025

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company”, “Owens & Minor”, “we”, “us”, “our”, etc.) will be held virtually, via the Internet, on Thursday, May 15, 2025, at 9:00 a.m. Eastern Daylight Time (“EDT”). You will be able to attend the Annual Meeting online, listen to the meeting live, submit questions, and vote. To be admitted to the Annual Meeting at https://meetnow.global/MTZ6XSM you must enter the control number found on your proxy card, voting instruction form, or notice you previously received. We encourage you to access the meeting in advance of the designated start time.

The purposes of the meeting are:

1.	To elect the nine directors named in the attached Proxy Statement, each for a one-year term and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers; and

4.	To transact any other business properly before the Annual Meeting.

Shareholders of record as of March 19, 2025, will be entitled to vote at the Annual Meeting.

Your attention is directed to the attached Proxy Statement. The Notice Regarding the Availability of Proxy Materials is being distributed on or about April 2, 2025. This Proxy Statement, the proxy card and Owens & Minor’s 2024 Annual Report/Form 10-K are being furnished on the Internet on or about April 2, 2025.

BY ORDER OF THE BOARD OF DIRECTORS,

HEATH H. GALLOWAY

Executive Vice President, General Counsel &

 Corporate Secretary

Owens & Minor, Inc. ● 2025 Proxy Statement   i

Proxy Statement Summary

This summary highlights information contained in this Proxy Statement. This summary does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

•	Time and Date: Virtually at 9:00 a.m., EDT, Thursday, May 15, 2025

•	Place: Audio webcast at https://meetnow.global/MTZ6XSM

•	Record Date: Close of business on March 19, 2025

•

Voting: Shareholders as of the record date are entitled to vote; each share of common stock (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the other proposals

Voting Matters and Recommendations

	Items of Business	Board Recommendation	Page

1	Election of nine director nominees to serve one-year terms	“FOR” Each Nominee	21

2	Ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025	“FOR”	27

3	Advisory vote on the compensation of our named executive officers	“FOR”	65

Director Nominees

					Committee Memberships

Name	Primary Occupation	Age	Director Since	Independent	Audit	Exec	Gov & Nom	OP&C

Mark A. Beck	Chair of the Board, Owens & Minor, Inc. Co-founder and Owner of B-Square Precision, LLC	59	2019

Gwendolyn M. Bingham	Retired United States Army Lieutenant General (three stars)	65	2020

Kenneth Gardner-Smith	Chief Executive Officer, Veritas Veterinary Partners	44	2022

Robert J. Henkel	Retired President and Chief Executive Officer, Ascension Healthcare	70	2019

Rita F. Johnson-Mills	President (Southern Region), CINQCARE	66	2022

Stephen W. Klemash	Retired Partner, Ernst & Young LLP Former Lead Partner, Ernst & Young Americas Center for Board Matters	64	2021

Teresa L. Kline	Retired President and Chief Executive Officer of Health Alliance Plan of Michigan and Executive Vice President of Henry Ford Health System	66	2022

Edward A. Pesicka	President & Chief Executive Officer, Owens & Minor, Inc.	58	2019

Carissa L. Rollins	Chief Information Officer, Illumina, Inc.	55	2022

Audit = Audit Committee Exec = Executive Committee Gov & Nom = Governance & Nominating Committee

OP&C = Our People & Culture Committee

Owens & Minor, Inc. ● 2025 Proxy Statement   1

Proxy Statement Summary

Director Nominee Group Information

Our Corporate Governance Highlights

Director Independence and Board Leadership

•   All directors, including our Board Chair, are independent except for our CEO

•   Only independent directors serve on the Audit, Governance & Nominating, and Our People & Culture Committees

•   The independent directors on our Board and our Board committees conduct regular executive sessions without management

Board Evaluation, Selection and Diversity

•   The Board and each of its committees conduct an annual self-evaluation to assess their respective performance

•   The Governance & Nominating Committee identifies Board candidates based on selection criteria and considers candidates with a diversity of experiences and backgrounds

•   Our Bylaws provide that no director nominee can stand for election if the nominee is over age 72

•   5 of 9 director nominees are women and/or racially diverse

•   Average age of director nominees is 61

Board and Committee Oversight

•   The Board actively engages annually in comprehensive senior management succession planning

•   The Board and its committees perform risk oversight of our Company, including our ERM program, ESG framework, governance structure, and cybersecurity and information security risks

•   Each Board committee oversees the specific financial, compensation, and governance risks related to its functions and responsibilities

Governance Practices

•   Annual review of our Corporate Governance Guidelines and Board committee charters

•   Our insider trading policy prohibits hedging or pledging Owens & Minor stock

•   Recoupment (“clawback”) policy for incentive compensation and all time-vesting equity awards

•   Maintain substantial stock ownership requirements for directors and executive officers

•   Our Code of Honor applies to our directors, executive officers, and all teammates

•   Corporate Governance Guidelines limit director membership on other public company boards

Shareholder Rights

•   Declassified Board with annual election of our directors serving one-year terms

•   Majority voting standard for uncontested director elections (plurality voting in contested elections)

•   Proxy access allowing holders of 3% of our stock for at least three years to include the greater of two nominees or nominees representing 20% of board seats in our proxy statement if they satisfy the requirements in our Company Bylaws

•   Annual shareholder advisory vote on the compensation of our named executive officers

2   Owens & Minor, Inc. ● 2025 Proxy Statement

Proxy Statement Summary

Our Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation programs, which are described in more detail in our “Compensation Discussion and Analysis” section, are designed to reflect a pay-for-performance philosophy that aligns with the business’s strategy and goals, both short and long-term, and pays for sustained performance, profitable growth, and achievement of results. We generally target the 50th percentile of our peer group and the relevant market as a reference point for positioning target total compensation for our executives1, with the ability to earn above or below the 50th percentile based on Company and/or individual performance. Key considerations when determining an executive’s compensation include experience, size and scope of role, pay position relative to the market, internal equity, and talent retention.

We designed our executive compensation program framework to reward executive leaders for Company and individual performance, with a focus on the following objectives:

•	Reasonable but market-competitive base salaries to attract, motivate, and retain executives.

•

Appropriate balance between short- and long-term incentives and fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value, including:

•	Annual cash incentives to drive critical business results each year; and

•	Long-term equity awards to retain management and incentivize executives to focus on longer-term financial performance and execution of our operational and strategic plans.

•	Retirement, severance, and other market-competitive benefits to attract executive talent and encourage retention.

[1]	This is a reference point, not a policy, and actual compensation may be above or below the target level based on Company and/or individual performance

Compensation Components

We base a significant portion of compensation on the achievement of objective financial measures to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2024, our President & CEO’s total target compensation was 89% performance-based and 11% fixed, and our other named executive officers’ (“NEOs”) total target compensation was 79% performance-based and 21% fixed.

PRESIDENT & CEO COMPENSATION MIX

Performance - Based
89%
28%
Short-Term
(Base
Salary, AIP)
72%
Long-Term
(Equity)

OTHER NEO COMPENSATION MIX

38%
Short-Term (Base Salary, AIP)
62%
Long-Term (Equity)
Performance - Based
79%

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a slightly greater relative percentage of incentive-based compensation tied to financial performance and long-term objectives to the President & CEO versus other NEOs because the President & CEO is able to more directly impact financial results and create long-term shareholder value.

Owens & Minor, Inc. ● 2025 Proxy Statement   3

Proxy Statement Summary

Compensation Factors and Governance

The Our People & Culture Committee (“OP&C Committee”) applies several corporate governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to ensure the alignment of executive and shareholder interests.

WHAT WE DO

Pay for Performance. We link pay to performance, and a significant portion of our executives’ potential total annual compensation, both cash and equity, is based on the achievement of objective, simple, and transparent financial measures designed to enhance short- and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are performance share units (“PSUs”) with multi-year performance requirements.

Share Ownership Guidelines. We have established stock ownership guidelines for our officers, and our tenured NEOs meet or exceed the established ownership guidelines. Newly appointed NEOs are in the process of attaining the required ownership level.

Limited Perquisites. We provide limited perquisites to executive officers.

Double-Trigger Change in Control Provisions. Equity vesting and severance benefits resulting from a change in control are “double-trigger” and require a qualifying termination of employment following the change in control.

Recoupment Policy. We maintain a recoupment policy to recover incentive compensation and all time-vesting equity awards granted or paid to current and former executive officers and other senior executives and teammates designated as subject to the policy under circumstances involving restatement of our financial statements.

Risk Mitigation. We mitigate risks associated with compensation by establishing caps on incentive compensation, multiple performance targets for incentive compensation, and ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm. The OP&C Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO

No Employment Agreements. We do not have employment agreements with our executive officers.

No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.

No Pledging. We prohibit our executive officers from pledging Company stock.

No Repricing of Equity Awards. Our stock plans do not permit the repricing of equity awards without shareholder approval.

No Tax Gross-Ups. We do not provide excise tax gross-ups.

4   Owens & Minor, Inc. ● 2025 Proxy Statement

Proxy Statement

Annual Meeting of Shareholders

to be held on May 15, 2025

About the Meeting

When and Where the Annual Meeting Will Be Held

The Annual Meeting will be held virtually on Thursday, May 15, 2025, at 9:00 a.m. EDT at https://meetnow.global/MTZ6XSM through a live audio webcast. We have adopted a virtual format for our Annual Meeting which allows us to make participation accessible for shareholders from any geographic location with Internet connectivity, while reducing costs and environmental impact associated with arranging and holding an in-person meeting.

How to Attend the Virtual Annual Meeting

Shareholders at the close of business on March 19, 2025 (the “Record Date”) have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting at https://meetnow.global/MTZ6XSM, registered shareholders must enter the 15-digit control number found in the shaded bar on your Notice of Internet Availability or proxy card. Further information regarding attending the virtual Annual Meeting can be found at page 67 of this Proxy Statement.

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1:	Election of the nine directors named in this Proxy Statement, each for a one-year term and until their respective successors are elected and qualified.
Proposal 2:	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Proposal 3:	Advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Proposal”).

Who is Entitled to Vote

Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) as of the close of business on the Record Date are entitled to vote. Each share of the Company’s Common Stock is entitled to one vote with respect to each matter to be voted upon at the meeting. As of March 19, 2025, 77,254,507 shares of Common Stock were issued and outstanding.

Owens & Minor, Inc. ● 2025 Proxy Statement   5

About the Meeting

How to Vote

You can vote via the Internet, by telephone or by mail.

By Internet. You may vote via the Internet by following the specific instructions on the Notice of Internet Availability of Proxy Materials. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.

By Telephone. You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their proxy card or notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.

By Mail. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies by completing, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting at the virtual meeting (attendance at the meeting will not itself revoke a proxy).

What Happens if You Do Not Make Selections on Your Proxy

If your proxy contains specific voting instructions, those instructions will be followed. However, if you sign and return your proxy card by mail or submit your proxy by telephone or via the Internet without making a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections or given instructions and any other matter that may arise at the meeting. If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or Internet will be voted “FOR” the election of all nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm in 2025, and “FOR” the approval of the Say-on-Pay Proposal.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you do not provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, and you do not provide your proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement, which is explained below, and will not be voted.

If you own your shares of Common Stock in street name, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their beneficial owner customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

The Company believes that only the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025 is a routine matter for which brokerage firms will have discretionary voting power if you do not give voting instructions with respect to this proposal. The proposal to elect directors and the Say-on-Pay Proposal are non-routine matters for which brokerage firms will not have discretionary voting power and for which specific voting instructions from their customers are required. As a result, brokerage firms will not be allowed to vote on these non-routine matters on behalf of their customers if the customers do not return specific voting instructions.

6   Owens & Minor, Inc. ● 2025 Proxy Statement

About the Meeting

What Constitutes a Quorum

A majority of the outstanding shares of Common Stock present or represented by proxy constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote your proxy, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum.

The Vote Required to Approve Each Item

Election of Directors. The affirmative vote of a majority of the votes cast at the meeting is required for the election of each director. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of this vote.

Ratification of Appointment of KPMG LLP. The appointment of KPMG LLP will be ratified if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions will not be counted as votes cast on this proposal and will have no effect on the results of this vote. There should be no broker non-votes because this is considered a routine matter under the rules of the NYSE.

Advisory Vote to Approve the Say-on-Pay Proposal. The compensation of our executive officers named in the Summary Compensation Table will be approved on an advisory basis if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions and broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

How to Obtain a Paper Copy of the Proxy Materials

Shareholders will find instructions about how to obtain a paper copy of the proxy materials on the notice they received in the mail about the Internet availability of proxy materials.

What it Means if You Get More Than One Notice about the Internet Availability of Proxy Materials

Your shares are probably registered differently or are held in more than one account. Please vote all proxies to ensure that all your shares are voted. Also, you may, if preferred, have all of your accounts registered in the same name and address by contacting our transfer agent, Computershare, Inc., at 1-866-252-0358.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $8,500 plus expenses. The Company will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxy and solicitation materials.

Owens & Minor, Inc. ● 2025 Proxy Statement   7

Corporate Governance

General. The Company is managed under the direction of the Board of Directors (the “Board”), which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices applicable to the Board. Each year, we review our corporate governance policies and practices relative to applicable laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules and regulations promulgated thereunder or adopted by the Securities and Exchange Commission (the “SEC”) and the NYSE, the exchange on which the Common Stock is listed, as well as the policies and practices recommended by groups and authorities active in corporate governance.

Corporate Governance Materials. The Company’s Bylaws, Corporate Governance Guidelines, Code of Honor, and the charters of the Audit Committee, the Governance & Nominating Committee, and the OP&C Committee are available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The information available on, or that can be accessed through, our website is not a part of, or incorporated by reference into, this Proxy Statement.

Code of Honor. The Board of Directors has adopted a Code of Honor that is applicable to all teammates of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board. We would post any amendments to or waivers from our Code of Honor (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, any other executive officer, or any director) on our website http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab.

Director Independence. The Board of Directors has determined that the following Board members and/or nominees are “independent” within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mark A. Beck, Gwendolyn M. Bingham, Kenneth Gardner-Smith, Robert J. Henkel, Rita F. Johnson-Mills, Stephen W. Klemash, Teresa L. Kline, and Carissa L. Rollins. To assist it in making determinations of independence, the Board has adopted categorical standards which are included in the Company’s Corporate Governance Guidelines available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The Board has determined that all directors and/or nominees identified as independent in this Proxy Statement meet these standards.

Structure and Leadership of the Board. The Board of Directors does not have a firm policy with respect to the separation of the offices of Chair of the Board and the Chief Executive Officer. Instead, the Board believes that it is in the best interests of the Company for the Board to make this determination from time to time taking into account many factors including the make-up of the Board, the performance of the business, the tenure of the Chief Executive Officer, or as part of the succession planning process when it selects a new Chief Executive Officer or when a Chair ceases his or her service on the Board. The Board believes that the separation of the Chair and Chief Executive Officer roles currently serves the best interests of the Company by allowing a non-executive, independent director to lead the Board while our current Chief Executive Officer focuses on the Company’s performance, day-to-day operations, customer service, teammate engagement, Company culture, leadership, and the implementation of strategic initiatives.

Our Corporate Governance Guidelines also provide for the annual election of a lead independent director by our non-management directors if the Chair is not independent. The lead independent director primarily presides at Board meetings in the absence of the Chair, presides at meetings of the independent directors, serves as the principal liaison between the independent directors and the Chair and Chief Executive Officer, and advises the Chair with respect to agendas and information requirements relating to the Board and committee meetings. The Board believes that the lead independent director, when the Chair is not independent, enhances communications between Board members (including the Chair) and committees as well as the overall functioning of the Board’s leadership.

Majority Vote Requirement for Election of Directors. The Company’s Bylaws and Corporate Governance Guidelines provide for the election of directors by majority vote in uncontested elections. Under the Company’s Corporate Governance Guidelines, with respect to director nominations, the Board will only nominate those incumbent directors who submit irrevocable resignations effective upon the failure of such director nominee to receive the required vote for re-election and the Board’s acceptance of such resignation. In the event an incumbent director fails to receive a majority of the votes cast, the Governance & Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the resignation, considering the Governance & Nominating Committee’s recommendation, and publicly disclose its decision regarding the resignation,

8   Owens & Minor, Inc. ● 2025 Proxy Statement

Corporate Governance

including, if applicable, its rationale for rejecting a resignation, in a press release and an appropriate disclosure with the SEC within 90 days following certification of the election results. The Governance & Nominating Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Annual Performance Evaluation. The Board conducts an annual self-evaluation (for the full Board and for each of its committees) to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. The assessment examines the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board can improve.

Board Composition. Consistent with the Company’s Corporate Governance Guidelines, the Governance & Nominating Committee seeks to select directors who reflect a diverse set of skills, technical expertise, educational and professional backgrounds, industry experiences, and public service. The Governance & Nominating Committee and the Board believe that it is important to consider all factors of a potential candidate’s background to identify the best director nominees and doing so is consistent with the Board’s goal of creating a Board that best serves the needs of the Company and the interests of its shareholders. The table on page 21 sets forth the experience, skills, demographics, and tenure of our director nominees.

The Board’s Role in Risk Oversight. The Board of Directors currently administers its risk oversight function through the full Board and not through a separate risk committee of the Board. However, each of the Audit Committee, the OP&C Committee, and the Governance & Nominating Committee oversees the specific financial, compensation, and governance risks, respectively, relating to its functions and responsibilities and reports on these matters to the full Board. The Board performs its risk oversight function through regular reporting by the Board committees as well as the officers and management-level personnel who supervise the day-to-day risk management activities of the Company, including an enterprise risk steering committee that is composed of senior leaders of the Company and is a component of the Company’s enterprise risk management (“ERM”) program.

Cybersecurity Risks. The Board recognizes the importance of oversight of cybersecurity and information security risks and at least annually receives a comprehensive presentation and report from management on the state of the Company’s cybersecurity program and systems protection. The presentation and report address topics and updates on all layers of cybersecurity, technology, applications, threat environment, and processes to prevent, detect, and respond to threats. Cybersecurity and information security monitoring, mitigation, and threat assessment are also part of the Company’s ERM program. Additionally, the Audit Committee monitors our information security programs and receives updates from management quarterly, or more frequently as determined appropriate, on the cybersecurity program and matters related to cybersecurity incidents, as well as one-on-one discussions with the Chief Information Officer and Chief Information Security Officer.

We model our cybersecurity program to align with practices and standards referenced within the National Institute of Standards and Technology cybersecurity framework. Our information security program includes, but is not limited to:

•	Following the methodology of Identify, Protect, Detect, Respond, and Recover;

•	Mandatory annual cybersecurity awareness training for all teammates accessing the Company’s network;

•	Monthly Company-wide phishing prevention and awareness exercises;

•

Identification and remediation of information security risks and vulnerabilities in our information technology (“IT”) systems, including regular scanning of both internal and externally facing systems, and annual third-party penetration testing;

•	Implementation of security technologies intended to identify and assist in containing and remediating malware risks;

•	Active monitoring of logs and events for our network perimeter and internal systems;

•	Due diligence of information security programs for third-party vendors that handle our data;

•

Partnering with the Cybersecurity and Infrastructure Security Agency (“CISA”)/U.S. Department of Homeland Security/Federal Bureau of Investigation, to leverage their provided sensitive/confidential threat intel and with CISA for weekly vulnerability scans of our key public facing servers;

Owens & Minor, Inc. ● 2025 Proxy Statement   9

Corporate Governance

•	Maintaining a cyber insurance policy that provides coverage for security breach recovery and response; and

•	Engagement of third-party consultants to assess the health of our cybersecurity program.

Additional information related to our cybersecurity program is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Environmental, Social, and Governance (“ESG”). The Governance & Nominating Committee reviews and has oversight of the Company’s ESG programs and practices. The Governance & Nominating Committee and full Board regularly receive reports on the progress of our ESG programs.

Governance & Nominating Committee Report

The Governance & Nominating Committee is composed of three directors, all of whom the Board has determined are independent. The Governance & Nominating Committee met four times during 2024. In performing the various duties and responsibilities outlined in its charter, the Governance & Nominating Committee, among other things, received regular reports on the Company’s ESG programs; reviewed the Board’s oversight of the Company’s ERM program and reporting structure; conducted the annual review of its charter and the Corporate Governance Guidelines; reviewed and assessed the Company’s director compensation program relative to comparable peer companies, including appropriate compensation for the non-executive Chair of the Board; led the annual Board and committee assessment process; and reviewed director education for the full Board. Also during 2024, the Governance & Nominating Committee discussed Board composition and considered director skills and qualification criteria to support current and long-term business needs; reviewed and enhanced the composition and structure of the Board committees; recommended interim committee chairs in the event of an emergency; reviewed, and along with the full Board, devoted time to management development and succession planning; and, in conjunction with the OP&C Committee, reviewed the performance of the Chief Executive Officer.

THE GOVERNANCE & NOMINATING COMMITTEE

Gwendolyn M. Bingham, Chair
Mark A. Beck
Rita F. Johnson-Mills

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Our Purpose & Vision

In 2019, we introduced our IDEAL Values, which represent who we are at our best and have served as touchstones for how we do our work every day. In 2023, we took the next step in the evolution of our corporate culture and introduced our Purpose and Vision, and in 2024, we continued work to ingrain these concepts at all levels in our Company. We believe this work is vital to Owens & Minor’s continued growth and that purposeful organizations have a distinct advantage in achieving long-term success. Our Purpose captures who we are and the scale of our impact. At Owens & Minor, Life Takes Care™.

Our Mission articulates how we will advance our purpose and calls our teammates to act like owners and pursue a results-driven culture. At Owens & Minor, our Vision is to be the unstoppable and dynamic leader that connects patients and providers to trusted healthcare products and solutions.

Our Purpose gives us our true north, our Vision focuses our efforts, and, together, they help Owens & Minor deliver on our Mission of Empowering Our Customers to Advance Healthcare®.

Shareholder Engagement

Our Board of Directors and our leadership value our shareholders’ perspectives. Shareholder engagement is an integral part of the Company’s strategy. To help ensure that we understand and focus on the priorities that matter most to our shareholders, our Board of Directors and senior management proactively conduct investor outreach throughout the year.

We engage with shareholders through various outreach initiatives, including:

•	Quarterly earnings releases with corresponding conference calls and webcasts;

•	Regular reports filed with the SEC, including annual and quarterly reports;

•	Participation in investor conferences and non-deal roadshows;

•	In-person and virtual meetings with current and prospective investors and research analysts;

•	Proactive outreach to institutional investors, pension funds, and governance professionals; and

•	Our annual shareholders’ meeting.

In addition to discussing business results and initiatives, strategy, and capital structure, we engage with investors on various other matters essential to our business and the Company, such as governance practices, succession, risk management, ESG, and community engagement. Our senior executives regularly share with our Board the feedback received from our shareholders.

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Specific Ways We Engaged with Shareholders in 2024

We actively engaged with shareholders throughout 2024 and consistently discussed the Company’s strategic vision, operating and growth strategy, and multi-year financial targets.

Management’s engagement with shareholders and other members of the investment community included individual meetings that occur at industry conferences, at shareholders’ offices, and at the Company’s office. In addition to these meetings, there are dozens of telephonic discussions with current shareholders, prospective investors, debtholders, and sell-side analysts. These critical constituencies also partake in our quarterly earnings presentations. During 2024, we participated in eight industry or investor conferences. Through all of these various types of interactions, management engaged more than 100 individual firms representing the ownership of over one-third of our shares.

Additionally in July 2024, we published our latest annual sustainability report. This report provides an update on the initiatives we outlined in our past reports and discusses the Company’s ESG focus and contributions. It also provides visibility to our shareholders into the performance metrics and achievements that support the Company’s sustainability focus.

Environmental, Social, and Governance

Introduction. Since our founding in 1882, Owens & Minor has remained committed to our teammates, our customers, and the communities where we do business. As part of this commitment, we recognize the need to identify, prioritize, and manage ESG impacts from our operations.

In 2021, we completed our first ESG materiality assessment to identify and prioritize topics most relevant to our key stakeholders. Using the results of the materiality assessment, we developed a framework to align ESG risks and opportunities with our overall business strategy. To effectively manage the implementation of our strategy, we created a governance structure to define our ESG framework and deliver on our priorities. Since its inception, our ESG governance framework has grown to include our expanded Patient Direct offerings and ensure representation across Owens & Minor.

Owens & Minor’s ESG Framework. Our ESG Framework forms the basis of our ESG program, integrating the priorities identified in our materiality assessment into key aspects of our operations and overall business strategy.

Guided by our Purpose, Life Takes Care™, our ESG Framework emphasizes the importance of incorporating ESG responsibility into our company culture and IDEAL (Integrity, Development, Excellence, Accountability, Listening) Values. Our framework consists of four focus areas:

Promoting Environmental Stewardship: Minimize the impact of our operations on the environment.

Caring for our Customers and Communities: Deliver superior and easily accessible care for customers and the communities we support.

Operating Responsibly: Demonstrate sound governance, accountability, and responsible sourcing.

Empowering our Teammates: Foster an empowering, safe, diverse, and inclusive work environment where all teammates can thrive.

Promoting Environmental Stewardship

Minimizing Physical Climate Risk. Owens & Minor is dedicated to serving our customers and communities, while also protecting teammate safety, during times of emergency and natural disasters to ensure the reliability of product supply and patient care. To further strengthen the integrity of our supply chain in the event of future climate impacts, Owens & Minor released a Climate Resilience Plan for Continuous Operations in 2023. This Plan outlines our strategies to ensure the continuity of our operations despite the unique challenges presented by the increased prevalence of climate impacts. Owens & Minor continues to adapt our infrastructure and operations to address these challenges and ensure that our business is well-positioned for the future.

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To increase the transparency of our environmental footprint Owens & Minor released its inaugural disclosure to the CDP (formerly the Carbon Disclosure Project) in 2023 and, again, in 2024, providing further detail on greenhouse gas (“GHG”) emissions related to operations and the programs in place to address those emissions.

Managing Carbon Footprint: Sites & Fleet Efficiency. At our manufacturing sites, we have adopted practices promoting environmental stewardship to reduce our environmental impact, including efforts to eliminate waste, reduce our carbon footprint, and increase renewable energy usage, as well as expanding the depth and scope of our carbon emissions disclosures. We have continued our progress in data capture associated with energy consumption and GHG emissions from our manufacturing operations, and we have continued to identify key opportunities to focus emissions reduction efforts.

Our transportation team remains committed to the fleet efficiency targets set for our strategic logistics partners and continues to share fuel efficiency and freight routing information with the U.S. Environmental Protection Agency (“EPA”) SmartWay program to develop more environmentally friendly shipping methods. Our transportation team works closely with freight partners to identify the most efficient routes available. We are also in process to upgrade 50% of our fleet assets to current year models to decrease carbon outputs. Our ocean freight partners have invested in upgrading their vessels to improve fuel efficiency and have plans in place to meet carbon emissions reduction targets. We continuously work towards reducing our carbon footprint by prioritizing sea and rail routes when practicable. We believe that these efforts are not only good for the environment, they are good for our business.

In 2024, our Patient Direct segment leveraged last year’s successful pilot program of electric vehicles supporting our fleet in Southern California with 24 new electric vehicles for Q1 2025 deployment. Contributing to improvements in electric vehicle efficiency, three Southern California sites installed charging stations with an additional site expected to be completed this year. Apria also reconsidered certain scheduled delivery routes to improve efficiency further reducing the carbon emissions associated with bringing essential medical supplies to our customers. Another 2023 pilot program targeting reduced vehicle idle time yielded such strong results – cutting idle time nearly in half for participating vehicles – that the program was rolled out to all Apria branches in 2024. Owens & Minor continues to evaluate freight strategies, optimize transportation modes and delivery routes, and update and upgrade equipment to further our organization’s climate risk mitigation objectives while simultaneously enhancing operational performance and efficiency.

Waste & Water Management. Our facilities continue to focus on mitigating the impact of waste generated by production and operations at our sites. Our commitment to promoting environmental responsibility is demonstrated in the following areas:

•

The Products & Healthcare Services (“P&HS”) sites and Sales Teams work with over 750 hospitals to support the Blue Renew sterile wrap recycling and reclaim project, where Halyard® Sterilization Wrap is collected, processed, and extruded into pellets to be used creating resin products.

•	Implementing and maintaining recycling programs at our distribution centers and manufacturing sites;

•	Continued focus on sourcing more paper-based packaging from suppliers that provide recycled content and Forest Stewardship Council (“FSC”)-certified materials to reduce impact of downstream waste;

•	Increasing consumer awareness of our product takeback and repair programs; and

•	Working to enhance the recyclability of our distributed products and packaging materials.

In 2024, our Packaging & Labeling team implemented secondary packaging design opportunities which removed unnecessary components across several product lines to reduce the impact of downstream waste. Our SAFESKIN* Glove Manufacturing Facility has been consistently recognized for environmental best practices. The nitrile glove cases and dispensers are made with up to 99% and up to 85% recycled pulp, respectively. Again, these innovative efforts to reduce waste promote efficiency and support both environmental and business objectives.

Caring for Our Customers and Communities

Product Quality and Safety. Quality is the foundation for everything we do at Owens & Minor. The Quality Assurance and Regulatory Affairs (“QARA”) Team maintains a robust Quality System that meets or exceeds all applicable laws, regulations, and standards that govern our business and utilizes continuous improvement methods to identify and implement improvement opportunities. This system serves as a framework to support consistent, high-quality products and solutions

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for our customers. Owens & Minor complies with global requirements including, but not limited to, the U.S. Food & Drug Administration (“FDA”) regulations and the European Union Medical Device Regulation. Owens & Minor is also certified under the International Organization for Standardization (“ISO”) 13485 and the Medical Device Single Audit Program. In addition, we are subject to third-party audits by regulators, notified bodies and customers, and manage an internal quality audit program as required by the FDA and ISO.

The Patient Direct segment holds Centers of Medicare & Medicaid Services Durable Medical Equipment, Prosthetics, Orthotics, and Supplies-approved third-party accreditation from the Community Health Accreditation Program and The Joint Commission as well as the Healthcare Quality Association on Accreditation; and Utilization Review Accreditation Commission, as applicable to business operations. These organizations continuously collect safety and key performance indicators to monitor compliance with their requirements. Additionally, patient and referral satisfaction is surveyed and reported for evaluation by leadership.

Supporting Our Communities. We invest in the communities where we live and work through charitable contributions from The Owens & Minor Foundation (the “Foundation”) and by encouraging our teammates’ volunteerism. Launched in May 2021 with a $10 million endowment, in 2024 the Foundation focused on impactful investments to charitable and civic organizations in the communities we served in three primary areas: Healthcare; Environment, with particular attention to the stewardship of waterways; and Community. Since its inception, the Foundation has contributed more than $3 million to organizations supporting these focus areas.

In 2021, The Owens & Minor Foundation selected Ronald McDonald House Charities® (“RMHC”) as its flagship charity partner, donating Halyard® products and contributing more than $1.5 million for multi-year support of RMHC programming that directly improves the health and well-being of children and their families. In the last year alone, more than 1,500 Owens & Minor teammates across the world volunteered to support over 3,300 RMHC families in the communities where they live and work.

Also in 2024, the Foundation continued our collaboration with our Owens & Minor Veterans Teammate Resource Group (“Veterans TRG”) to again partner with Hope for the Warriors® to help support active U.S. servicemembers, veterans, and military families, as well as to provide ongoing engagement opportunities for Owens & Minor teammates. The Veterans TRG provides a forum for active and former U.S. military servicemembers to advocate for veterans and veterans’ causes on behalf of teammates and in local communities. Since 2023, The Foundation’s contributions totaling $180,000 to Hope for the Warriors have supported over 1,000 clients within its critical needs and peer-to-peer support program, to address pressing challenges faced by veterans and their families, particularly in housing stability, which continues to be one of the most urgent needs.

Further, the Foundation continued its commitment to environmental charities nationwide with contributions to our partners The James River Association and the Chesapeake Bay Foundation, Inc., as well as to FRIENDS of Great Salt Lake, Friends of the Mississippi River, Los Angeles Waterkeepers™, and Save the Sound™, to increase access, education and conservation of the nation’s waterways. In summary, these and other contributions continue Owens & Minor’s longstanding legacy of service to our teammates, customers, and the communities in which we operate.

Operating Responsibly

Regulatory Compliance. We are committed to conducting business in compliance with applicable environmental laws and regulations as well as through environmentally responsible practices. Owens & Minor complies with relevant regulatory standards for air emissions, stormwater, and pollution prevention under the U.S. EPA and other global authorities applicable to where we operate. We also develop and maintain environmental objectives that focus on reducing our impact across our manufacturing sites and vehicle fleets.

Governance & Transparency.  Our Ethics, Compliance, & Privacy Program aligns with the core elements of an effective compliance program, as outlined by the U.S. Government and healthcare industry best practices. Owens & Minor’s Code of Honor is the overarching document that supports this program. This Code creates a standard for ethical behavior that is required of all our teammates and business partners, including expectations for specific topics such as privacy, social compliance, anti-bribery & anti-corruption, and workplace conduct. Annually, we require training for all teammates and our Board of Directors which includes an attestation to uphold the Code’s standards.

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We monitor corruption and bribery through our corporate Internal Audit, Procurement, Compliance, and Vendor Relations teams, who review various reports from all areas of our business. Owens & Minor prohibits all forms of bribery and corruption and maintains policies and procedures to prevent unethical business practices. We also maintain a whistleblower hotline for teammates, vendors, customers, and patients to report any compliance concerns.

Ethical Supply Chain. The company’s social compliance programs strive to uphold human rights in all our business activities. Owens & Minor supports these programs with elements including, but not limited to:

•	Oversight from our Board and Executive Leadership Team, as well as our Human Resources, Legal, Ethics, Compliance, & Privacy, and Supply Chain leadership;

•	Risk analysis;

•	Policies and procedures;

•	Training and communication;

•	Auditing and monitoring;

•	Whistleblower hotline;

•	Anti-bribery and anti-corruption standards;

•	Modern slavery assessments and safeguards – including all forms of involuntary labor, trafficked labor, forced labor, and child labor; and

•	Environmental protections.

We also work to ensure that both Owens & Minor and our vendors adhere to business integrity fundamentals through our Vendor Code of Conduct, which includes, but is not limited to:

•	Privacy laws and regulations;

•	Healthcare law;

•	Import/export compliance;

•	Security, both physical and cyber;

•	Conflict minerals policies;

•	Antitrust;

•	Industry standards; and

•	Transparency.

Supplier Inclusion. We support a responsible supply chain that includes qualified businesses with broad ownership representation. Owens & Minor believes that understanding the valuable perspectives of all of our suppliers is critical to our success and is committed to supporting partners across the spectrum of available vendors. To support and better understand supplier performance, Owens & Minor monitors the growth in utilization of a broad spectrum of suppliers’ associated usage so that we may better identify opportunities to continue to expand opportunities for our Company.

Empowering Our Teammates

Guided by our Purpose of Life Takes Care™ and our IDEAL Values, we are committed to creating an environment where teammates can bring their authentic selves to work each day. This includes fostering the success and well-being of teammates through open communication, a supportive work environment, development opportunities, and a focus on belonging through our Teammate Resource Groups (“TRGs”), ensuring we grow and succeed together. We are maturing these efforts to build a culture of Belonging and started laying the foundation in 2024.

In 2024, we launched a company-wide engagement survey to solicit feedback from all teammates, which reflected best-in-class levels of engagement across our organization. People leaders were encouraged to discuss the survey feedback with their teams and create action plans to maximize strengths and overcome challenges.

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Through our annual talent review, we continued to invest in leadership development opportunities to increase the readiness of top talent leaders to assume greater responsibility at Owens & Minor and encouraged all teammates to create individual plans supporting their career development journey. We launched the IDEAL Leader Model and integrated it into all leadership development programs and performance management processes, including our new frontline leadership education program. This model defines five core accountabilities that guide our people leaders in driving success across the organization.

In 2024, we introduced our ninth TRG, the O&M Young Emerging Professionals (“YEP”) TRG, which is focused on fostering access and camaraderie for young professionals, and those that support them. We also expanded globally, launching our first extended TRG chapter outside the U.S. at our office in Pune, India. All of our TRGs are open to all teammates and each received funding from The Owens & Minor Foundation to support nonprofit organizations aligned with its mission and goals. This funding enabled TRGs to build partnerships, engage in events, and volunteer within the communities where we live and work.

Supporting Our Teammates. The health, wellness, and safety of our teammates is a foundational priority at Owens & Minor. We take care of our teammates, and our teammates take care of our customers. We value the contributions teammates make toward growing Owens & Minor and offer a comprehensive suite of benefits and well-being resources such as health and financial wellness programs, adoption assistance, parental leave, education assistance, and bereavement leave.

Teammate safety is valued as a priority at Owens & Minor, and we pursue a culture where teammates are empowered to report and correct hazards, participate in safety improvements, and look out for each other. This culture of safety was demonstrated in 2024, as we achieved a total-company recordable incident rate of 0.18—lower than the average of 2.4 for private industry. Additionally, we achieved a DART rate (cases with Days Away, Restricted, or Transfer of Duty) of 0.62 compared to the private industry total DART rate of 1.5. Several of our sites routinely work millions of hours without a recordable injury, reflecting our commitment to safety and overall target of zero injuries. During 2024, we achieved several Environment, Health, and Safety milestones including, but not limited to:

•	30 of our manufacturing plants and distribution centers worked the entire year free of recordable injuries.

•	73% of our Patient Direct locations worked the entire year free of recordable incidents.

Also in 2024, we expanded our annual “Spring into Safety” campaign for teammates to further embrace learning through creative challenges and hazard identification training. In August, we hosted Global Safety Week, involving all Owens & Minor business units in a coordinated, structured week to celebrate the safety of our teammates and educate them for continued well-being. As leadership commitment is the foundation of our Safety Management System, our executives opened this dedicated week with personal anecdotes describing what safety means to them and how it is valued at the company.

Overall, we seek to strengthen and continuously improve our Environment, Health, and Safety culture with the goal of providing an optimal environment to achieve our Purpose and Vision.

Board Meetings

The Board of Directors held 21 meetings during 2024, which included regular meetings and special meetings to provide oversight related to, among other things, the Company’s strategic planning, the execution of the agreement to acquire Rotech Healthcare Holdings, Inc., certain executive management changes, and navigating macro-economic conditions during 2024. All directors attended at least 75% of the meetings of the Board and committees on which they served. Our directors attend our Annual Meeting of Shareholders unless there is a compelling reason why they cannot attend. All our directors in office at that time attended our 2024 Annual Meeting of Shareholders.

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Committees of the Board

The Board of Directors currently has the following committees, which the Board established to assist it with its responsibilities:

Audit Committee. The Audit Committee oversees:

•	Integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	Qualification and independence of the Company’s independent registered public accounting firm;

•	Performance of the Company’s independent registered public accounting firm and internal audit functions;

•	Certain aspects of the Company’s ERM program, including cybersecurity risk;

•	Information security programs and matters related to cybersecurity incidents; and

•	Issues involving the Company’s ethical and legal compliance responsibilities.

The Audit Committee has sole authority to appoint, retain, compensate, evaluate, and terminate the Company’s independent registered public accounting firm. The Board of Directors has determined that Committee Chair, Stephen Klemash, is an “audit committee financial expert,” as defined by SEC regulations, and that each member of the Audit Committee is financially literate under NYSE listing standards. All members of the Audit Committee are independent as such term is defined under the enhanced independence standards for audit committees in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder as incorporated into the NYSE listing standards and under the Company’s Corporate Governance Guidelines. The Audit Committee met seven times during 2024.

Our People & Culture Committee. The OP&C Committee:

•	Administers executive compensation programs, policies, and practices;

•	Advises the Board on salaries and compensation of the executive officers;

•	Conducts studies and recommendations concerning compensation and compensation policies;

•

May delegate authority for day-to-day administration and interpretation of compensation plans to certain senior officers of the Company (other than for matters affecting executive officer compensation and benefits); and

•	Exercises oversight over other matters affecting our culture and our teammates such as, teammate satisfaction, teammate health and well-being, community, job satisfaction, and turnover.

All members of the OP&C Committee are independent within the meaning of the enhanced NYSE listing standards and the Company’s Corporate Governance Guidelines and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The OP&C Committee met seven times during 2024.

Governance & Nominating Committee. The Governance & Nominating Committee:

•	Considers and recommends nominees for election as directors and officers and nominees for each Board committee;

•	Reviews and recommends changes to director compensation;

•	Reviews and evaluates the procedures, practices, and policies of the Board and its members and leads the Board in its annual self-review;

•	Oversees the governance of the Company, including reviewing and recommending changes to the Corporate Governance Guidelines;

•	Conducts succession planning for senior management; and

•	Reviews the Company’s ESG programs and practices.

All members of the Governance & Nominating Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Governance & Nominating Committee met four times during 2024.

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Executive Committee. Exercises limited powers of the Board when the Board is not in session. The Executive Committee did not meet during 2024.

Board Committee Membership

The Board, upon recommendation from the Governance & Nominating Committee, reviews and determines the composition of the Committees, appoints the Committee Chairs, and considers periodic rotation of committee members and chairs, taking into account the benefits of continuity and depth of experience, professional background, and experience with understanding different aspects of our business.

Director	Board	Audit	Executive	Governance & Nominating	Our People & Culture

Mark A. Beck	C		C	•	•

Gwendolyn M. Bingham	•		•	C

Kenneth Gardner-Smith	•				•

Robert J. Henkel	•		•		C

Rita F. Johnson-Mills	•			•

Stephen W. Klemash**	•	C	•

Teresa L. Kline	•	•

Edward A. Pesicka*	•		•

Carissa L. Rollins	•	•

No. of Meetings in 2024	21	7	0	4	7

C Chair  • Member  * Non-Independent Director  ** Financial Expert

Director Compensation

The Governance & Nominating Committee reviews director compensation annually and is responsible for recommending to the Board of Directors any changes in director compensation. The Board of Directors makes the final determination with respect to director compensation. The Governance & Nominating Committee has the authority under its charter to retain outside consultants or advisors to assist it in gathering information and making decisions.

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the time commitment that directors must make in performing their duties, the level of skills required by the Company of its Board members and the market competitiveness of its director compensation levels. Additionally, from time to time, the Company performs a market review considering other leading companies of similar size to the Company and the Company’s peer group under the supervision of the Governance & Nominating Committee, and in consultation with the Company’s independent compensation consultant, to assess the compensation arrangements for the independent directors of the Company. In May 2024, the Company conducted such a market review, and upon the recommendation of the Governance & Nominating Committee and the Company’s independent compensation consultant, the Board approved an increase in the annual equity retainer for the independent directors of the Company. The Board also increased the annual retainer for the non-executive Chair of the Board. These changes align director compensation with the approximate median director compensation of the Company’s peer group.

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The table below sets forth the schedule of fees paid to non-employee directors for their annual retainer and service in various capacities on Board committees and in Board leadership roles. Employee directors do not receive any additional compensation for serving on the Board or any of its committees.

Schedule of Director Fees(1)

Type of Fee	Cash ($)	Equity ($)

Annual Retainer	125,000	205,000	(2)

Additional Annual Retainer for Independent Board Chair	130,000	N/A

Additional Annual Retainer for Audit Committee Chair	30,000	N/A

Additional Annual Retainer for OP&C Committee Chair	25,000	N/A

Additional Annual Retainer for Governance & Nominating Committee Chair	25,000	N/A

(1)	Effective as of May 9, 2024.

(2)	Restricted stock grant with one-year vesting period.

Directors may defer the receipt of all or part of their director fees under the Directors’ Deferred Compensation Plan. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its Retirement and Savings Plan (the “401(k) Plan”). Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director.

2024 Director Compensation Table

The table below summarizes the actual compensation paid by the Company to non-employee directors who served during the year ended December 31, 2024. Mr. Pesicka’s compensation is shown in the table entitled “2024 Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)

Mark A. Beck	250,000	205,000	455,000

Gwendolyn M. Bingham	150,000	205,000	355,000

Kenneth Gardner-Smith	125,000	205,000	330,000

Robert J. Henkel	150,000	205,000	355,000

Rita F. Johnson-Mills	125,000	205,000	330,000

Stephen W. Klemash	155,000	205,000	360,000

Teresa L. Kline	125,000	205,000	330,000

Carissa L. Rollins	125,000	205,000	330,000

(1)	Includes amounts deferred by the directors under the Directors’ Deferred Compensation Plan.

(2)

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718. Assumptions used in the calculation of the stock awards are included in note 9 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference. The actual value a director may receive for Stock Awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(3)	The Stock Award amount of $205,000 equated to 11,154 shares of restricted stock based on the closing stock price of $18.38 on May 9, 2024, the date of grant. These shares vest on May 9, 2025.

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Stock Ownership Guidelines for Directors

The Company maintains stock ownership guidelines for its directors and modified those guidelines in 2021 to provide that each director shall attain, within five years after his or her service on the Board begins (or by July 30, 2026, for directors serving as of July 30, 2021), a level of equity ownership of Common Stock having a value of at least four times the director’s annual cash retainer. Currently, the annual cash retainer is $125,000, and the equity ownership guideline value is $500,000.

Director Nominating Process

Director Candidate Recommendations and Nominations by Shareholders. The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board of Directors” below. In addition, our Bylaws provide that any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the procedures and requirements set forth in the Bylaws. For more information, see “Shareholder Proposals” on page 66 of this Proxy Statement.

Process for Identifying and Evaluating Director Candidates. The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards and the criteria described in our Corporate Governance Guidelines. These guidelines require the Governance & Nominating Committee on an annual basis to review and evaluate the requisite skills and characteristics of individual Board members and nominees as well as the composition of the Board as a whole. This assessment includes whether the member or candidate is independent and includes consideration of background, age, skills, and experience in the context of the Board’s needs. The goal of the Governance & Nominating Committee is to have a Board whose membership reflects a mix of diverse skill sets, technical expertise, educational and professional backgrounds, industry experiences, and public service, as well as well as diverse perspectives. The Governance & Nominating Committee reviews its annual assessment with the Board each year and, as new member candidates are sought, attempts to maintain and enhance the level of diverse backgrounds and viewpoints of directors composing the Board. As part of the Board’s annual self-assessment process, the Board evaluates the effectiveness of its overall composition and structure, as well as its performance and functioning.

There are no differences in the way the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder or was identified by other means. The Governance & Nominating Committee did not receive any nominations from shareholders for the 2025 Annual Meeting.

Our Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 72; however, under exceptional circumstances, the Board may waive on a temporary basis the director age limitations to allow a director to be appointed, elected, and serve past age 72.

Communications with the Board of Directors

The Board of Directors has approved a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties can send written communications to the Board, any committee of the Board, non-management directors as a group, the Chair, the lead director, or any other individual director by one of the following means: (1) postal mail to P.O. Box 27626, Richmond, VA 23261-7626, or (2) on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

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Proposal 1: Election of Directors

Nine directors have been nominated for election to the Board of Directors for a one-year term expiring at the 2026 Annual Meeting of Shareholders or until their respective successors are elected. Each nominee has agreed to serve if elected and qualified. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Our Bylaws currently provide that the number of directors constituting the Board of Directors shall from time to time be set by resolution adopted by the affirmative vote of a majority of the Directors in office. In accordance with the Bylaws, the Board has approved that the Board of Directors would consist of nine directors. The Governance & Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved, nine persons as nominees for election to the Board of Directors. Proxies cannot be voted for a greater number of directors than the number of nominees named.

Information on each nominee, including the particular experience, qualifications, attributes, and/or skills that led the Board to conclude that he or she should serve as a director of the Company, is set forth below in the following tables and in nominee specific disclosures.

Experience & Skills of Director Nominees

Significant Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓

Healthcare Experience	✓		✓	✓	✓	✓	✓	✓	✓

Manufacturing/ Operations Experience	✓	✓	✓			✓		✓	✓

Global, Emerging Markets Experience	✓	✓			✓	✓		✓	✓

Supply Chain & Logistics Experience	✓	✓		✓		✓		✓	✓

Technology, Cybersecurity or IT Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial Literacy & Reporting	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Oversight/ Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓

Environmental, Social & Governance (ESG)	✓	✓	✓	✓	✓	✓	✓	✓	✓

Background of Director Nominees

Gender	Male	Female	Male	Male	Female	Male	Female	Male	Female

Race/Ethnicity	White	African American	African American	White	African American	White	White	White	White

Age	59	65	44	70	66	64	66	58	55

Owens & Minor, Inc. ● 2025 Proxy Statement   21

Proposal 1: Election of Directors

Nominees for Election

Mark A. Beck

Principal Occupation:

Co-founder and Owner of

B-Square Precision, LLC

Age 59

Director since 2019

Independent Director,

Chair of the Board

Committees:

Executive (Chair),
Governance & Nominating,
Our People & Culture

Background:

Mr. Beck serves as the Board’s Chair, a position he has held since September 2020, and is the co-founder and owner of B-Square Precision, LLC, a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components. Previously, Mr. Beck served as President and Chief Executive Officer of JELD-WEN Holding, Inc. (JELD-WEN), one of the world’s largest door and window manufacturers, from November 2015 to February 2018, and was a director of JELD-WEN from May 2016 to February 2018. Prior to JELD-WEN, Mr. Beck served as an Executive Vice President at Danaher Corporation, leading Danaher’s water quality and dental platforms, beginning in April 2014. Previously, he spent 18 years with Corning Incorporated in a series of management positions with increasing responsibility, culminating in his appointment as Executive Vice President overseeing Corning’s environmental technologies and life science units in July 2012. Mr. Beck currently serves on the board of directors of IDEX Corporation where he chairs the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. Mr. Beck also serves on the board of kdc/one, a privately held company sponsored by KKR and Cornell Capital. He formerly served on the board of directors of Dow-Corning Corporation from 2010 to 2014.

Qualifications:

The Board of Directors has nominated Mr. Beck to continue his service as a director based on his experience as a chief executive officer of a public company with significant international operations and his track-record of innovation and successfully integrating acquired businesses. His insights into the manufacturing industry, both domestic and international, bring a unique perspective to Owens & Minor’s Board that assists us strategically as we grow our proprietary product manufacturing and sales capabilities and seek to manage our many relationships with the manufacturing community globally.

Gwendolyn M. Bingham
Principal Occupation: Retired United States Army Lieutenant General (three-stars) Age 65 Director since 2020 Independent Director Committees: Executive, Governance & Nominating (Chair)

Background:

Lieutenant General (three-stars) Bingham retired in September 2019 from the U.S. Army following a 38-year career in the military. During her military career, LTG (retired) Bingham served as Department of the Army Assistant Chief of Staff for Installation Management from 2016 through her retirement in 2019. Previously, she was Commanding General, U.S. Army Tank-Automotive and Armaments Lifecycle Management Command from 2014 to 2016; Commanding General, White Sands Missile Range from 2012 to 2014; Commandant, U.S. Army Quartermaster School from 2010 to 2012; and Chief of Staff, Combined Arms Support Command and Sustainment Center of Excellence from 2008 to 2010. LTG (retired) Bingham holds numerous civic and military honors and was the first woman to hold numerous positions as a U.S. Army General Officer including: the Army’s 51st Quartermaster General and Commandant of the U.S. Army Quartermaster School, Fort Gregg-Adams, Virginia; the Commanding General, White Sands Missile Range, New Mexico and as Commanding General, Tank-Automotive and Armaments Life Cycle Management Command, Warren, Michigan.

Qualifications:

The Board of Directors has nominated LTG (retired) Bingham to continue her service as a director of the Company based on her over 20 years of senior executive leadership experience in complex logistics and supply chain management, resource management, environmental and energy matters, talent management and strategic planning. Additionally, LTG (retired) Bingham has unique experience in leading the Army’s most significant integrated material management center with manufacturing centers in multiple locations and personnel worldwide to support the Army’s efforts to sustain, prepare and transform its operations, which provides insight into the challenges faced in the business of global distribution and supply chain management.

22   Owens & Minor, Inc. ● 2025 Proxy Statement

Proposal 1: Election of Directors

Kenneth Gardner-Smith
Principal Occupation: Chief Executive Officer, Veritas Veterinary Partners Age 44 Director since 2022 Independent Director Committee: Our People & Culture

Background:

Mr. Gardner-Smith has served as the Chief Executive Officer of Veritas Veterinary Partners since December 2024. Mr. Gardner-Smith served from 2020 to April 2024 as the Chief People Officer for DaVita, Inc., a Fortune 500 kidney dialysis service provider. Prior to that Mr. Gardner-Smith held the following positions with DaVita, including Regional Group VP, Field Operations – Southeast from 2015 to 2019, Division VP from 2014 to 2015, Group Director from 2013 to 2014, and Regional Director, Operations from 2011 to 2013. Prior to his employment with DaVita from 2008 to 2011, Mr. Gardner-Smith worked as an investment banker at Morgan Stanley focused on mergers and acquisitions. From 2003 to 2006, Mr. Gardner-Smith was Relationship Manager for Wells Fargo.

Qualifications:

The Board of Directors has nominated Mr. Gardner-Smith to continue his service as a director of the Company based on his extensive experience and business management leadership in the healthcare industry, including home-based care, as well as his experience developing process innovation, transformation, and talent strategies. His experience and range of perspectives as a senior healthcare executive in compensation, succession planning and diversity and inclusion will benefit the Company as it continues to develop talent and invest in human capital resources and expand as a medical product manufacturer and healthcare solutions partner for the healthcare industry.

Robert J. Henkel
Principal Occupation: Retired, President & Chief Executive Officer of Ascension Health Age 70 Director since 2019 Independent Director Committees: Executive, Our People & Culture (Chair)

Background:

Mr. Henkel was the President, Healthcare Transformation at the THEO Executive Group, from January 2019 to March 2021. Previously, Mr. Henkel served as President and Chief Executive Officer of Ascension Health from 2012 until his retirement in July 2017. Prior to that Mr. Henkel was the Chief Operating Officer of Ascension Health from 2004 to 2011. Ascension Health, Inc. is the largest non-profit healthcare system in the U.S. and the world’s largest Catholic health system. During his 25-year tenure with Ascension Health, Mr. Henkel was Chair of the Ascension Innovation Counsel for Ascension Health, Inc. from July 2017 to 2019, and served in a number of different roles including President of the Great Lakes and Mid-Atlantic States Operating Group. Prior to Ascension Health, Mr. Henkel held numerous executive leadership positions with other healthcare organizations, including the Daughters of Charity National Health System, St. Louis; Mount Sinai Medical Center, Miami Beach, Fla.; SSM Health Care in St. Louis; and Montefiore Medical Center, Bronx, New York. Mr. Henkel is a Life Fellow with the American College of Healthcare Executives.

Qualifications:

The Board of Directors has nominated Mr. Henkel to continue his service as a director of the Company based on his extensive experience in the healthcare industry. Mr. Henkel brings deep leadership and management experience and insight both generally and specific to the healthcare industry, including unique strategic and operational experience from the healthcare industry. His unique perspective will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on global healthcare solutions and understand the challenges faced at multiple levels within the global healthcare marketplace.

Owens & Minor, Inc. ● 2025 Proxy Statement   23

Proposal 1: Election of Directors

Rita F. Johnson-Mills
Principal Occupation: President, (Southern Region), CINQCARE Age 66 Director since 2022 Independent Director Committee: Governance & Nominating

Background:

Ms. Johnson-Mills has served as President (Southern Region) of CINQCARE since March 2022. Prior to that, Ms. Johnson-Mills served as founder and CEO of consulting firm RJM Enterprises from January 2018 to February 2022. From August 2014 to December 2017, she served as President and Chief Executive Officer of UnitedHealthcare Community Plan of Tennessee, a health plan serving more than 500,000 government sponsored healthcare consumers with over $2.5 billion of annual revenue, after having previously served as Senior Vice President, Performance Excellence and Accountability for UnitedHealthcare Community & State since 2006, and was a founding member of UnitedHealthGroup’s Diversity and Inclusion Council. Ms. Johnson-Mills also previously served as the Director of Medicaid Managed Care for the Centers for Medicare and Medicaid Services and as Chief Executive Officer of Managed Health Services Indiana and Buckeye Health Plan, wholly owned subsidiaries of Centene Corporation. Ms. Johnson-Mills currently serves on the public company board of directors of Nyxoah SA and previously served on the board of Brookdale Senior Living, Inc. Ms. Johnson-Mills also serves as a director on the private board of Quest Analytics, LLC, and formerly on the private board of Ellipsis Health. Ms. Johnson-Mills is a Governance Fellow with the National Association of Corporate Directors (NACD), a Hogan Certified Executive Coach, and a Senn Delaney Certified Corporate Culture Facilitator.

Qualifications:

The Board of Directors has nominated Ms. Johnson-Mills to continue her service as a director of the Company based on her experience as a healthcare executive with more than 25 years of combined federal, state, and private industry experience. Her leadership experience and success in driving profitable, sustainable growth and implementation of programs to improve employee engagement and build strategic relationships in the public and private healthcare insurance sectors will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on global healthcare solutions and offer indispensable guidance to our organization in our continued focus on home-based care solutions.

Stephen W. Klemash
Principal Occupation: Retired Partner, Ernst & Young and EY Americas Center for Board Matters Age 64 Director since 2021 Independent Director Committees: Audit (Chair), Executive

Background:

Mr. Klemash retired in June 2021 as a Partner with Ernst & Young LLP (EY), a position he held since 1997. Mr. Klemash served in a limited consulting capacity with EY through June 2022. In addition, Mr. Klemash also previously served as the Lead Partner with the EY Americas Center for Board Matters (CBM), from 2016 to December 2021. Prior to that Mr. Klemash held multiple Managing Partner positions for EY including from 2011 to 2016 East Central and Central Managing Partner of Accounts, from 2009 to 2011 East Central Region Managing Partner of Advisory, from 2007 to 2009 North Central Region Managing Partner of Assurance and Advisory Business Services and from 2002 to 2007 Pittsburgh Office Managing Partner. Prior to 2002, Mr. Klemash was an assurance practitioner, from the date of his hire by EY in 1984, serving clients in a variety of industries. Mr. Klemash is a certified public accountant and member of the American Institute of Certified Public Accountants.

Qualifications:

The Board of Directors has nominated Mr. Klemash to continue to serve as a director of the Company based on his extensive experience working with public companies, strong financial knowledge, and breadth of experience in business consulting, accounting, risk management, technology and cybersecurity, and corporate governance. The Board believes that the Company will benefit from Mr. Klemash’s comprehensive knowledge of board governance including ESG criteria along with his accounting, general business advisory skills and background in risk management and information security programs.

24   Owens & Minor, Inc. ● 2025 Proxy Statement

Proposal 1: Election of Directors

Teresa L. Kline

Principal Occupation:

Retired, President & Chief

Executive Officer of

Health Alliance Plan of

Michigan and Executive

Vice President of Henry

Ford Health System

Age 66

Director since 2022

Independent Director

Committee:

Audit

Background:

Ms. Kline retired in 2019 as President and Chief Executive Officer of Health Alliance Plan of Michigan and Executive Vice President of Henry Ford Health System, positions she held since 2016. Prior to that, her 40+ years of experience in healthcare include executive roles at Health Care Service Corporation (Senior Vice President and Chief Health Care Management Officer), HealthSouth (Senior Vice President), CHA Health (Chief Executive Officer), United Health Group (Chief Executive Officer of UHC-GA), OnCare (Senior Vice President) and Aetna Health Plans (Regional Vice President). Ms. Kline currently serves on the public company board of directors of Amedisys, Inc., a home health and hospice company; and private company board of directors of National Mobility & Seating, a mobility solutions company, SaVida Health, an outpatient opioid use disorder treatment provider, and Presbyterian Healthcare Services, a health system. Ms. Kline also serves on the board of Kalamazoo College. Previously, Ms. Kline served as the Chairman of two private health care technology companies, Medecision and Availity. Ms. Kline formerly served on the board of directors of Apria, Inc., until it was acquired in March 2022 by Owens & Minor, Inc., and Intersect ENT, until it was acquired in May 2022 by Medtronic, Inc.

Qualifications:

The Board of Directors has nominated Ms. Kline to continue her service as a director of the Company based on her extensive knowledge in many different aspects of the healthcare industry including payor and provider experience, insurance, managed care, consulting, and outpatient facility management, and has successfully driven financial and operational turnaround, growth, mergers and acquisitions. Additionally, Ms. Kline is a seasoned healthcare executive with more than 35 years’ experience and deep knowledge of healthcare market dynamics and regulations, as well as healthcare technology and cybersecurity oversight. Ms. Kline has significant outside board experience, including other public company boards.

Edward A. Pesicka
Principal Occupation: President and Chief Executive Officer of Owens & Minor, Inc. Age 58 Director since 2019 Committee: Executive

Background:

Mr. Pesicka is the President and Chief Executive Officer of Owens & Minor, Inc. a position he has held since March 2019. Previously Mr. Pesicka served as an independent consultant and advisor in the healthcare, life sciences and distribution industries since January 1, 2016. From January 2000 through April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., including, Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to that, he was President, Customer Channels at Thermo Fisher from July 2008 to January 2014 and President, Research Market from November 2006 to July 2008. Earlier in his career, Mr. Pesicka held various Vice President-level roles in Thermo Fischer Scientific’s finance department, serving as Chief Financial Officer of numerous divisions. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc. in its finance department and three years with PricewaterhouseCoopers as an auditor. Mr. Pesicka serves on the public company board of directors of Fortrea, where he is a member of the Audit Committee and the Management Development & Compensation Committee.

Qualifications:

The Board of Directors has nominated Mr. Pesicka to continue to serve as a director of the Company based upon his unique ability as President and Chief Executive Officer to communicate to and inform the Board about the Company’s day-to-day operations, implementation of strategic initiatives, and industry developments. The Board believes that Mr. Pesicka brings an important perspective on the Company’s current operations and ongoing relationships with customers and suppliers. Mr. Pesicka’s substantial experience and expertise in distribution, as well as the healthcare and life sciences industries, allow him to contribute valuable industry perspectives and strategic leadership to the Board.

Owens & Minor, Inc. ● 2025 Proxy Statement   25

Proposal 1: Election of Directors

Carissa L. Rollins
Principal Occupation: Chief Information Officer, Illumina, Inc. Age 55 Director since 2022 Independent Director Committee: Audit

Background:

Ms. Rollins has served as the Chief Information Officer (“CIO”) at Illumina, Inc. since March 2022. Before joining Illumina, Ms. Rollins was CIO at UnitedHealthcare from 2017 to 2022. Prior to that from 2015 to 2017, Ms. Rollins held the positions of CIO and Executive Vice President, Human Resources at Gander Mountain, and from 2010 to 2015 in senior roles at Kohl’s Corporation. Prior to that, Ms. Rollins held management roles of increasing responsibility at Manpower Global and Miller-Coors. Ms. Rollins has served on the board of directors for the YWCA, Minneapolis, and is currently the Board Chair. She also serves on the Grand Canyon Conservancy board.

Qualifications:

The Board of Directors has nominated Ms. Rollins to continue her service as a director of the Company based on her extensive knowledge of global information systems strategy, operations, risk and compliance, infrastructure, enterprise architecture, cybersecurity, employee, and business-facing applications. Additionally, her vast information technology knowledge includes leadership of strategy, roadmap, and technology investments in support of the commercial, Medicare and retirement, and government programs technology business. Ms. Rollins’ strategic mindset, strong technical skills and information systems acumen will be positive factors in Owens & Minor’s continued growth and success.

The Board of Directors recommends a vote FOR the election of each nominee as Director.

26   Owens & Minor, Inc. ● 2025 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee (with confirmation of the Board) has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and has directed that management submit such appointment of KPMG LLP for ratification by the shareholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement if they desire to do so.

Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. Shareholder ratification of this appointment is not required by the Company’s Bylaws or otherwise. If shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If shareholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company.

Prior to selecting KPMG LLP for fiscal 2025, the Audit Committee evaluated KPMG LLP’s performance with respect to fiscal 2024. In conducting this annual evaluation, the Audit Committee considered management’s assessment of KPMG LLP’s performance in areas such as (i) independence, (ii) the quality and the efficiency of the services provided, including audit planning and coordination, (iii) industry knowledge, and (iv) the quality of communications, including KPMG LLP staff accessibility and keeping management and the Committee apprised of issues. The Audit Committee also considered KPMG LLP’s tenure, the impact on the Company of changing auditors, and the reasonableness of KPMG LLP’s rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chair will continue to be directly involved in the selection of KPMG LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent external auditor is in the best interests of Owens & Minor and our shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Fees Paid to Independent Registered Public Accounting Firm

For each of the years ended December 31, 2024 and 2023, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2024 ($)	Year 2023 ($)

Audit Fees(1)	$4,539,500	$4,377,500

Audit-Related Fees(2)	111,000	63,000

Tax Fees(3)	170,537	243,300

All Other Fees(4)	10,780	169,310

Total	$4,831,817	$4,853,110

(1)

Fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings on Forms 10-K and 10-Q, Sarbanes-Oxley compliance, and services normally provided in connection with statutory and regulatory filings.

(2)

Fees primarily for the annual audit of the Company’s employee benefit plan financial statements, and real-time system implementation assessment services in 2024, and agreed-upon procedures attestation in 2023.

(3)	Fees primarily for advice and consulting services related to the structuring of international operations, sales and use tax returns, and tax compliance services in 2024.

(4)	All other fees include fees for online resources provided by KPMG LLP in 2023 and 2024, and a cyber maturity assessment in 2023.

Owens & Minor, Inc. ● 2025 Proxy Statement   27

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has established policies and procedures for the pre-approval of audit services and permitted non-audit services to ensure the services do not impair the auditor’s independence. The Audit Committee will pre-approve on an annual basis the annual audit services engagement terms and estimated fees and will also pre-approve certain audit-related services that may be performed by the independent auditors up to the estimated pre-approved fee levels, as well as permissible tax planning and compliance services. The Audit Committee may delegate pre-approval authority to one or more of its members, but any pre-approval decision by such member or members must be presented to the full Audit Committee at its next scheduled meeting. All services provided by, and fees paid to, KPMG LLP in 2024 were pre-approved by the Audit Committee in accordance with the pre-approval policies, and there were no instances of approval requirements or guidelines being waived during this period.

Audit Committee Report

The Audit Committee was composed of three directors in 2024 each of whom is independent under the enhanced independence standards for audit committees in the Exchange Act and the rules thereunder as incorporated into the listing standards of the NYSE and under the Company’s Corporate Governance Guidelines, and one of whom has been determined by the Board of Directors to be an audit committee financial expert as defined by SEC regulations. The Audit Committee met seven times during 2024. The Audit Committee operates under a written charter adopted by the Board of Directors, which the Audit Committee reviews at least annually and revises as necessary to ensure compliance with current regulatory requirements and industry changes.

As its charter reflects, the Audit Committee has a broad array of duties and responsibilities and assists the Board in fulfilling its oversight responsibility related to the preparation of financial statements, compliance with legal and regulatory requirements, the Company’s independent registered public accounting firm, including its qualifications, performance and independence, the Company’s internal audit function, treasury and finance matters, and the Company’s enterprise risk management and data protection and cybersecurity risks.

With respect to financial reporting and the financial reporting process, management, the Company’s independent registered public accounting firm, and the Audit Committee have the respective responsibilities set forth below.

Management is responsible for:

•	Establishing and maintaining the Company’s internal control over financial reporting;

•	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	Preparation, presentation, and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•	Expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•	Selecting the Company’s independent registered public accounting firm;

•	Overseeing and reviewing the consolidated financial statements and the accounting and financial reporting processes of the Company; and

•	Overseeing and reviewing management’s evaluation of the effectiveness of internal controls over financial reporting.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2024, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

28   Owens & Minor, Inc. ● 2025 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and communications from KPMG LLP required by the PCAOB regarding the independence of that firm and has discussed with KPMG LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE

Stephen W. Klemash, Chair Teresa L. Kline Carissa L. Rollins

Owens & Minor, Inc. ● 2025 Proxy Statement   29

Stock Ownership Information

Stock Ownership by Management and the Board of Directors

The following table shows, as of March 19, 2025, the number of shares of Common Stock beneficially owned by each director and director nominee, the executive officers identified as our “NEOs” in the Summary Compensation Table in this Proxy Statement and all current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power(1)	Other(2)	Aggregate Percentage Owned

Mark A. Beck(3)	20,498	—	*

Gwendolyn M. Bingham	22,184	—	*

Kenneth Gardner-Smith	26,008	—	*

Robert J. Henkel(3)	37,344	—	*

Rita F. Johnson-Mills	25,211	—	*

Stephen W. Klemash	30,137	—	*

Teresa L. Kline	25,211	—	*

Edward A. Pesicka	1,199,345	—	1.55%

Carissa L. Rollins	24,988	—	*

Perry A. Bernocchi	252,911	—	*

Alexander J. Bruni	—	—	*

Jonathan A. Leon	227,389	—	*

Heath H. Galloway	122,821	—	*

Andrew G. Long	285,631	186,453	*

All Executive Officers and Directors as a group (17 persons)	2,666,335		3.69%

*	Represents less than 1% of the total number of shares outstanding.

(1)

No officer or director of the Company has the right to acquire any shares through the exercise of stock options within 60 days following March 19, 2025. There are no outstanding options, warrants or rights as of December 31, 2024.

(2)

Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

(3)	The following directors hold shares in the Common Stock account of the Directors’ Deferred Compensation Plan: Mr. Beck 49,343 shares; Ms. Bingham 20,498 shares; and Mr. Henkel 48,074 shares.

Stock Ownership by Certain Shareholders

The following table shows, as of March 19, 2025, any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Owned

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	12,273,657(1)	15.89%

Coliseum Capital Management, LLC 105 Rowayton Avenue, Rowayton, CT 06853	10,624,599(2)	13.75%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	8,587,684(3)	11.12%

FMR LLC 245 Summer Street, Boston, MA 02210	5,801,685(4)	7.51%

Deerfield Partners, L.P. 345 Park Avenue South, 12th Floor, New York, NY 10010	5,229,779(5)	6.77%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	4,211,031(6)	5.45%

(1)	Based upon a Schedule 13G report or amendment filed by BlackRock Inc. with the SEC on January 22, 2024.

30   Owens & Minor, Inc. ● 2025 Proxy Statement

Stock Ownership Information

(2)

Based upon a Schedule 13G report or amendment jointly filed with the SEC on March 4, 2025, by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Adam Gray, and Christopher Shackelton.

(3)	Based upon a Schedule 13G report or amendment filed by Vanguard Group, Inc. with the SEC on February 13, 2024.

(4)	Based upon a Schedule 13G report or amendment filed by FMR LLC with the SEC on March 7, 2025.

(5)	Based upon a Schedule 13G report or amendment filed by Deerfield Partners, L.P. with the SEC on February 12, 2024.

(6)	Based upon a Schedule 13G report or amendment filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024.

Equity Compensation Plan Information

The following table shows, as of December 31, 2024, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders(2)	870,074	—	5,072,267(3)

Equity compensation plans not approved by shareholders(4)	—	—	—

Total	870,074	—	5,072,267

(1)	There are no outstanding options, warrants or rights as of December 31, 2024. The total in column (a) above relates to performance share units.

(2)

These equity compensation plans are the 2023 Omnibus Incentive Plan adopted and approved by shareholders on May 11, 2023 (as amended on May 9, 2024), and the 2018 Stock Incentive Plan (the “2018 Plan”) adopted and approved by shareholders on May 8, 2018 (as amended May 10, 2019 and May 1, 2020). No additional awards may be made under the 2018 Plan. The Company assumed shares from the Apria, Inc. 2021 Omnibus Incentive Plan (the “Apria Plan”) that became available as of March 29, 2022 under the 2018 Plan.

(3)

Includes 3,216,759 shares of Common Stock that were assumed from the Apria Plan under the 2018 Plan pursuant to an exception under Section 303A.08 of the NYSE Listed Company Manual that remain subject to the terms and conditions set forth in such exception.

(4)	The Company does not have any equity compensation plans that have not been approved by shareholders.

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Executive Compensation

A Message from Our People & Culture Committee

The Our People & Culture (“OP&C”) Committee of the Board of Directors oversees Owens & Minor’s executive compensation philosophy and reviews and approves compensation programs, opportunities, and awards for our named executive officers (“NEOs”). While Owens & Minor management and our independent compensation consultant provide input to the OP&C Committee, it is the sole responsibility of the OP&C Committee to approve our executive compensation philosophy, plans, policies, programs, and decisions.

The OP&C Committee also oversees programs relating to the culture of the Company, and during 2024, was engaged with executive leadership in the evolution of the Company’s corporate culture through continued investments in defining and developing the OM IDEAL Leader through the continued integration of our Purpose, Vision, Values and Mission, which are vital to our continued growth and long term success.

Guided by our executive leadership team, in 2024, we delivered on our commitments and made significant progress toward our strategic objectives. Our Patient Direct segment reported full year revenue and segment income growth of 5% in 2024 as we continue to leverage our footprint and broad product offering to support home-based care for millions of patients with chronic conditions. Our Products & Healthcare Services segment reported full year revenue growth of 3% in 2024 as we continued to see momentum in broadening our product portfolio, developing a streamlined and efficient manufacturing footprint, and enhancing our distribution capabilities.

In 2024, the OP&C Committee approved annual equity award grants to executive management in a mix of 50% time-based restricted stock units (“RSUs”) vesting over a three-year period and 50% performance share units (“PSUs”). The 2024 PSU grant design consists of a three-year performance period and the PSU metric is three-year cumulative adjusted EPS; also included in the grant design is a relative total shareholder return (“TSR”) modifier to further enhance alignment of our executives with shareholder returns as compared to that of other comparable companies in the performance index. PSUs can be earned in an amount ranging from 0% to 200% of target.

We strengthened our leadership talent during the year by adding two key executives: Jonathan A. Leon as our Executive Vice President, Chief Financial Officer and Jennifer Stone as our Executive Vice President, Chief Human Resources Officer.

A key focus area in 2024 was the company-wide Operating Model Realignment (“OMR”) Program. The OMR Program was a broad-based effort to evaluate and improve our business, which was led by a dedicated team committed to accelerating profit improvement and reducing costs. The OP&C Committee will continue to evaluate our compensation and governance practices to support the objectives of the business, align with our compensation philosophy and prevailing market practices, and provide incentives to deliver key financial metrics that are directly linked to value creation for our shareholders. We are committed to ensuring that our executive compensation programs evolve as necessary to support our business strategy and organizational structure.

More details are provided on the following pages, and we look forward to getting shareholder feedback in the future. Thank you for your continued engagement.

The Our People & Culture Committee

Robert J. Henkel, Chair

Mark A. Beck

Kenneth Gardner-Smith

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs, the role of our OP&C Committee and its independent consultant, the compensation decisions made by the OP&C Committee under these programs, and the considerations that went into our decisions as a result of the Company’s operational and financial performance in 2024, all as they relate to our NEOs.

 Our Executive Compensation Philosophy

Our executive compensation programs are designed to reflect a pay-for-performance philosophy that aligns with the business’s strategy and goals, both short and long-term, and pays for sustained performance, profitable growth, and achievement of results. We generally target the 50th percentile of our peer group and the relevant market as a reference point for positioning target total compensation for our executives[1], with the ability to earn above or below the 50th percentile based on Company and/or individual performance. Key considerations when determining an executive’s compensation include experience, size and scope of role, pay position relative to the market, internal equity, and talent retention.

We designed our executive compensation program framework to reward for Company and individual performance, with a focus on the following objectives:

•   Reasonable but market-competitive base salaries to attract, motivate, and retain executives.

•   Appropriate balance between short- and long-term incentives and fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value, including:

•   Annual cash incentives to drive critical business results each year; and

•   Long-term equity awards to retain management and incentivize executives to focus on longer-term financial performance and execution of our operational and strategic plans.

•   Retirement, severance, and other market-competitive benefits to attract executive talent and encourage retention.

[1]   This is a reference point, not a policy, and actual compensation may be above or below the target level based on Company and/or individual performance.

2024 CD&A At-a-Glance

The following section identifies our NEOs for 2024, highlights our performance for the year, and discusses considerations in the resulting compensation approved by the OP&C Committee. We believe the OP&C Committee’s actions in 2024 and outcomes of the 2024 incentive programs were in-line with the Company’s compensation philosophy. Further, we believe the 2024 pay results illustrate and emphasize the strong link between executive pay and the actual results of our Company.

2024 Named Executive Officers

Named Executive Officer	Role	2024 Time in Role

Edward A. Pesicka	President and Chief Executive Officer (“CEO”)	Full Year

Jonathan A. Leon[1]	Senior Vice President, Corporate Treasurer Senior Vice President, Corporate Treasurer & Interim Chief Financial Officer (“CFO”) Executive Vice President & CFO	January – June June – September September – December

Andrew G. Long	Executive Vice President, CEO, Products & Healthcare Services	Full Year

Perry A. Bernocchi	Executive Vice President, CEO, Patient Direct	Full Year

Heath H. Galloway	Executive Vice President, General Counsel & Corporate Secretary	Full Year

Alexander J. Bruni[2]	Executive Vice President & CFO	January – June

[1]	Mr. Leon was appointed Executive Vice President & CFO effective September 23, 2024. Prior to September, Mr. Leon served as Interim CFO since June 21, 2024, and Corporate Treasurer since 2017.

[2]

Mr. Bruni, at the request of the Company, resigned from his position as an officer of the Company, effective June 21, 2024. Mr. Bruni continued to serve the Company until September 5, 2024, to support a transition of his leadership duties. Resignation at the request of the Company is considered “termination without cause” which provides for benefits under the Company’s Officer Severance Policy.

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Executive Compensation

2024 Business Highlights

Income

•   Generated revenue of $10.7 billion

•   Achieved adjusted operating income[1] of $313 million

•   Achieved adjusted EBITDA[1] of $523 million

•   Adjusted net income per common share[1] of $1.53

Balance Sheet and Cash Flows

•   Reduced total debt by $244 million and reduced net debt[1] by $50 million

•   Generated $161 million of operating cash flow

Business Achievements

•   Signed definitive agreement to acquire Rotech Healthcare Holdings, Inc. for $1.36 billion in cash

•   Announced new partnership with Google Cloud

•   The Owens & Minor Foundation continued to deliver on unwavering dedication by engaging with philanthropic partners and teammates to further contribute to the areas of healthcare, environmental sustainability, and inclusion

Compensation Components

Short-Term Compensation Cash	• Base salary • Annual Incentive Plan (AIP)

Long-Term Compensation Equity	• Stock Incentive Plan • 50% restricted stock units (RSUs) • 50% performance stock units (PSUs), with relative TSR modifier

Other	• Retirement Savings (401(k)) & Executive Deferred Compensation & Retirement Plan • Health and welfare benefits • Termination-related pay

We base a significant portion of compensation on the achievement of objective financial measures to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2024, our President & CEO’s total target compensation was 89% performance-based and 11% fixed, and our other NEOs’ total target compensation was 79% performance-based and 21% fixed.

[1]

Adjusted Operating Income (“AOI”), Adjusted EBITDA, and other non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure are described in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2025.

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Executive Compensation

Because the successful operation of our business requires near-term execution and a long-term approach, our executive compensation program is designed to enhance both short- and long-term performance. We consider the relationship of short-term to long-term compensation in determining the overall balance and reasonableness of our executives’ total direct compensation packages. We believe that short-term compensation is a necessary complement to long-term compensation to provide remuneration for the attainment of near-term goals that ultimately lead to the achievement of our long-term objectives and strategic initiatives. In 2024, our President & CEO’s total target compensation consisted of 72% long-term and 28% short-term compensation, and our other NEOs’ total target compensation consisted of 62% long-term and 38% short-term compensation.

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a slightly greater relative percentage of incentive-based compensation tied to financial performance and long-term objectives to the President & CEO versus other NEOs because the President & CEO is able to more directly impact financial results and create long-term shareholder value.

Performance Goals and Results

		Target	Actual[1]	Weighted Achievement

2024 AIP (Paid in March 2025)	2024 Revenue (20%) 2024 AOI (60%) OMR Program AOI Benefit (20%)	$10,844 million $315 million $75 million	$10,700 million $314 million $80 million	17% 58% 25%

[1]

Shown on a constant currency basis. Revenue was $10,701 million for the year-ended December 31, 2024, and was favorably impacted by foreign currency of $0.7 million based on foreign currency rates as of December 31, 2023, and AOI was $313 million for the year-ended December 31, 2024 and was unfavorably impacted by foreign currency of $0.3 million based on foreign currency rates as of December 31, 2023. Adjusted Operating Income (non-GAAP), or AOI, and other non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure are described in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2025.

Say-on-Pay Voting History

2022	96%
2023	97%
2024	98%

Learn more about recent shareholder input on compensation on page 39.

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Executive Compensation

Summary of Our 2024 Decisions

The OP&C Committee makes decisions regarding NEO total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes the OP&C Committee’s considerations and their decisions for 2024.

Factors That Guided Compensation Decisions

•   Executive compensation philosophy

•   Degree of achievement of key strategic financial and operational goals for 2023 (for base salary, annual bonus payments and equity grant decisions made in early 2024) and for 2024 (for base salary, annual bonus payments and equity grant decisions made in early 2025)

•   Recommendations of our President & CEO (other than with respect to his own compensation)

•   Advice of an independent compensation consultant

•   Shareholder input

•   Market pay practices

•   Current and historical Owens & Minor compensation

2024 Compensation Program Changes

Annual Incentive Plan

There were no changes to the metrics or weighting for the 2024 AIP. Threshold payout at 50% was introduced, historically it was 0%. There were no other changes to the compensation program for our NEOs in 2024.

Key 2024 Compensation Decisions

Base Salary Decisions

Effective September 23, 2024, Mr. Leon’s base salary increased 29% to $550,000 when he was appointed Executive Vice President & CFO. Mr. Leon served as Interim CFO from June 21, 2024, until September 23, 2024, replacing Mr. Bruni who, at the request of the Company, resigned from his position as CFO in June 2024. There were additional base salary adjustments for our remaining NEOs in 2024, which are outlined later in this CD&A.

Annual Incentive Plan Decisions

As a result of business performance as summarized herein in 2024, the overall annual bonus pool was funded at 100% of the target performance level. The NEOs were awarded annual bonus payments of approximately 100% of their individual target opportunities and were paid in March 2025. Mr. Pesicka’s target annual bonus opportunity increased from 145% of base salary to 150%, Mr. Long’s bonus opportunity increased from 90% of base salary to 95%, and Mr. Galloway’s target annual bonus opportunity increased from 70% of base salary to 75%. All increases were determined in light of both competitive market data and internal equity considerations to better align these NEOs’ target annual bonus opportunities to the market.

Equity Grant Decisions

In 2024, the Company granted RSUs and PSUs to the NEOs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the three-year period from January 1, 2024 through December 31, 2026, and modified based on relative TSR as measured against performance of the Russell 3000 Medical Equipment and Services Sector Index.

In addition to his annual award, Mr. Leon received two one-time RSU equity awards. The first, with a grant date fair value of $250,000, was granted in July 2024 with a three-year cliff vesting schedule, as part of his appointment as Interim CFO. The second, with a grant date fair value of $650,000, was granted in September 2024 with an annual vesting schedule over three years, to recognize his appointment as Executive Vice President & CFO.

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Executive Compensation

Aligning Pay with Performance

In 2024, our executive compensation structure consisted of three primary components: base salary, annual cash incentives, and long-term incentives. We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. Further, the structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2024, the performance-based components of our executive compensation program were designed as follows:

	Short-term Incentive	Long-term Incentive

	Annual Bonus	Performance-based Equity	Time-based Equity

Objective	Reward achievement of short-term (annual) corporate performance goals	Reward long-term financial results and drive shareholder value creation	Reward long-term financial results and drive shareholder value creation Reinforce ownership in the Company Support retention of executives

Form	Cash	PSUs (50%)	RSUs (50%)

Time Horizon	1 year	3 years	Annual vesting over 3 years

Metrics	Adjusted AOI (60% weighting) Revenue growth (20% weighting) OMR Program AOI Benefit (20% weighting)	Cumulative adjusted EPS Relative TSR as a modifier	Continued employment

Beginning in 2025, the OP&C Committee approved a change to the performance-based equity design to better align our executives to our strategy and to drive value creation. For 2025, our performance-based equity awards will use a combination of EBITDA and relative TSR performance.

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Executive Compensation

Compensation Factors and Governance

The OP&C Committee applies several corporate governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to ensure the alignment of executive and shareholder interests.

WHAT WE DO

Pay for Performance. We link pay to performance and a significant portion of our executives’ potential total annual compensation, both cash and equity, is based on the achievement of objective, simple, and transparent financial measures designed to enhance short- and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are PSUs with multi-year performance requirements.

Share Ownership Guidelines. We have established stock ownership guidelines for our officers, and our tenured NEOs meet or exceed the established ownership guidelines. Newly appointed NEOs are in the process of attaining the required ownership level.

Limited Perquisites. We provide limited perquisites to executive officers.

Double-Trigger Change in Control Provisions. Equity vesting and severance benefits resulting from a change in control are “double-trigger” and require a qualifying termination of employment following the change in control.

Recoupment Policy. We maintain a recoupment policy to recover incentive compensation and all time-vesting equity awards granted or paid to current and former executive officers and other senior executives and teammates designated as subject to the policy under circumstances involving restatement of our financial statements.

Risk Mitigation. We mitigate risks associated with compensation by establishing caps on incentive compensation, multiple performance targets for incentive compensation and ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm. The OP&C Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO

No Employment Agreements. We do not have employment agreements with our executive officers.

No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.

No Pledging. We prohibit our executive officers from pledging Company stock.

No Repricing of Equity Awards. Our stock plans do not permit the repricing of equity awards without shareholder approval.

No Tax Gross-Ups. We do not provide excise tax gross-ups.

The OP&C Committee also considers several factors in designing and implementing compensation programs and setting pay for executives, which are outlined in detail below.

Market Compensation Survey Data. In addition to peer data, the OP&C Committee also considers broader survey data with a focus on executives within healthcare and distribution industries in benchmarking and setting compensation.

Executive Summary Compensation Statements. To review total compensation levels for executive officers, the OP&C Committee reviews executive summary compensation statements that quantify each element of direct compensation provided to individual executives and the portion of the executive’s total compensation represented by each element of compensation.

Total Program Cost. We consider the cost (including aggregate share usage and dilution) of the various components of our compensation program in evaluating the overall balance and reasonableness of our executives’ total direct compensation packages.

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Executive Compensation

Risk Considerations. In setting executive compensation, the OP&C Committee structures the various components of our program to promote the achievement of our business goals without encouraging the taking of unnecessary risks. We believe that several elements of our program mitigate risks associated with performance-based compensation, including the following:

•

Limits on Incentive Compensation. We cap our AIP awards at 200% of the executive’s target award to protect against excessive focus on short-term incentives, and the OP&C Committee has discretion to reduce awards based on factors it deems appropriate, including whether officers took unnecessary risks.

•

Performance Metrics. We use financial performance metrics for our AIP that emphasize profitable and disciplined growth and require responsible and risk-based decision-making by our executives. We also use operational metrics and specific Management by Objectives (“MBO”s) to reward executives for appropriate decision-making and accomplishment of non-financial goals.

•

PSUs/Long-Term Equity Awards. At least half of an executive’s annual equity compensation consists of PSUs with a multi-year performance cycle which focuses management on sustaining the Company’s long-term performance. The other portion of an executive’s annual equity compensation consists of RSU awards that vest annually over a period of three years and, accordingly, further encourage a focus on long-term performance and support executive retention.

•	Share Ownership Guidelines. Our share ownership guidelines ensure that our executives have a substantial stake tied to long-term holdings in Company stock.

•

Recoupment Policy. Incentive compensation and all time-vesting equity awards granted or paid to our current and former executive officers and other senior executives and teammates as the O&PC Committee may from time to time designate are subject to recoupment under circumstances involving a restatement of our financial statements.

Shareholder Input on Executive Compensation

In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the OP&C Committee considers shareholder input, including the advisory “say-on-pay” vote at our annual meeting.	In 2024, approximately 98% of the “say-on-pay” shareholder votes cast approved the compensation for our NEOs.

In 2024, approximately 98% of the votes cast approved the compensation for our NEOs. We believe that this support resulted largely from the improvements that we have made and continue to make to our executive compensation programs and the effect that they have had on the Company’s performance.

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Executive Compensation

Role of the OP&C Committee

The OP&C Committee establishes, approves, and administers the Company’s executive compensation programs. This process ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board. The following table provides the steps the OP&C Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance, and does not promote undue risk taking.

Role of the Independent Compensation Consultant

The OP&C Committee has the authority under its charter to retain independent consultants to assist it in making decisions regarding compensation. In 2024, the OP&C Committee engaged Willis Towers Watson (“WTW”) as its independent consultant to, among other things:

•	Analyze competitiveness of each element of compensation and total compensation for each of the NEOs relative to our peer group and industry trends;

•	Provide information regarding executive compensation trends and regulatory changes and developments; and

•	Provide input on annual and long-term incentive design.

Our consultant reports directly to the OP&C Committee, and, aside from its work with the OP&C Committee and Governance & Nominating Committee, performs no other work for the Company. The OP&C Committee has analyzed whether the work of WTW raised any conflict of interest and has concluded that the work of our advisors, including the individuals employed by our advisors who provide consulting services to the OP&C Committee, have not created, nor are they encumbered by, any conflict of interest.

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Executive Compensation

Risk Assessment in Compensation Programs

In December 2024, the OP&C Committee reviewed a risk assessment of our compensation policies and practices conducted by management. Management prepares both a top-down and bottom-up assessment and reviews findings with the OP&C Committee’s independent consultant, WTW. Based on this review, WTW determined that the Company’s compensation programs promote and reward prudent business judgment without encouraging undue risk. The risk assessment included a global inventory of incentive plans and programs and considered factors such as plan eligibility, the variety of plan metrics, threshold and maximum payments, and the mix of short- and long-term compensation. Based on the review, the OP&C Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of the Executive Compensation Peer Group

Each year, we evaluate our compensation levels and programs through comparisons to available information for a group of peer companies selected by the OP&C Committee based in part on recommendations from and analyses prepared by the OP&C Committee’s independent consultant. This evaluation helps us to assess whether our level and mix of executive pay is competitive and reasonable when compared to certain industry standards.

The OP&C Committee periodically reviews the peer group to ensure it remains appropriate and relevant as a market reference and modifies the peer group as necessary to reflect changes at the Company, among the peers or within the industry. In 2024, the following primary considerations were evaluated when reviewing existing peers and developing recommendations:

•   Focus on relevant distribution companies. Focus comparisons to health care distribution and/or broader distribution companies as relevant.

•   Recognize broader healthcare industry. The Company’s long-term focus on the growth of its Global Products and Patient Direct businesses increases the relevance of healthcare equipment/supplies companies, including from an executive talent market perspective.

•   Balance financials/size criteria. Ensure comparability of peer companies across a range of relevant financial criteria to ensure the Company is appropriately positioned relative to the peer group.

Owens & Minor is reasonably aligned with median revenues when compared to the peer group.

We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

We design our total compensation packages to provide pay above or below the 50th percentile compared to our peer group when results exceed or do not meet financial and operational goals.

The 13 peer companies we used to inform 2024 compensation decisions are outlined below.

2024 Peer Companies

Baxter International Inc.	Quest Diagnostics Incorporated

Boston Scientific Corporation	ResMed Inc.

C.H. Robinson Worldwide, Inc.	Select Medical Holdings Corporation

DENTSPLY SIRONA Inc.	STERIS plc

Henry Schein, Inc.	WESCO International, Inc.

Hologic, Inc.	Zimmer Biomet Holdings, Inc.

Patterson Companies, Inc.

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Executive Compensation

Elements of the Executive Compensation Program

Owens & Minor executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Owens & Minor’s executive compensation and their purpose:

Element	Objective	Key Features

Base Salary Cash	Provide competitive fixed pay that is tied to the market and allows us to attract, retain, and motivate executives within the medical technology industry and broader market	• Reflects individual skills, experience, responsibilities, and performance over time • Influences annual bonus opportunity

Short-Term Incentives Cash	Encourage focus on short-term business performance and motivate executive officers’ performance in achieving our current-year business goals	• Performance-based reward tied to achievement of short-term corporate and individual performance goals • Pays only if threshold performance levels are met or exceeded

Long-Term Incentives Equity	Rewards performance that enhances shareholder value using equity-based awards that link compensation to the value of our Common Stock and the achievement of multi-year performance goals, and strengthens the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management

•   Links value to stock price

•   Composed of 50% PSUs and 50% RSUs

•   PSUs are tied to achievement of long-term corporate performance goals; executives earn shares (ranging from 0% to 200% of target) if the Company meets certain operational, financial, or shareholder return metrics as selected by the OP&C Committee over a three-year period, also subject to a relative TSR modifier

•   RSUs vest ratably over three years from date of grant

Retirement Savings & Deferred Compensation Plan Benefit	Provides a tax efficient opportunity to save for retirement and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent

•   Executives may participate in the Company’s 401(k) Plan, and may defer salary and cash bonuses into an executive deferred compensation plan that provides for investment options similar to the Company’s 401(k) Plan

Post-Termination Compensation Benefit	Provides for severance in the event of not-for-cause termination. Additionally, executives are parties to change in control agreements that provide “double-trigger” severance benefits in connection with a qualifying termination following a change in control	• Severance provisions to protect the Company and NEOs in the event of a qualifying termination

NEO Employment Events

Mr. Bruni, at the request of the Company, resigned from his position as an officer of the Company, effective June 21, 2024. Mr. Bruni remained with the Company until September 5, 2024 to support a transition of his leadership duties. Mr. Bruni’s termination constituted a “termination without cause” and, therefore, the Company provided him with the applicable payments and benefits under the Company’s Officer Severance Policy, as described in more detail under Potential Payments Upon Termination or Change in Control – page 56. Mr. Bruni entered into an agreement with customary broad form releases, as well as confidentiality, non-disparagement, noncompetition and non-solicitation restrictive covenants. Mr. Leon succeeded Mr. Bruni as Executive Vice President, CFO effective September 23, 2024.

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Executive Compensation

Analysis of 2024 Compensation Decisions

Base Salary

We review base salaries annually or in connection with a promotion. The OP&C Committee generally considers the following factors when making base salary decisions:

•	Individual attributes of each NEO (such as responsibilities, skills, leadership, and experience);

•	Individual and overall Company performance levels;

•	The officer’s expected future contributions to the Company; and

•	Overall market-competitiveness of the officer’s base salary.

2024 Base Salary Decisions

In 2024, each of the NEOs received base salary increases. These increases are intended to ensure their compensation remains competitive with market standards.

NEO	2023 Salary		2024 Salary	Percent Change

Edward A. Pesicka	$1,000,000		$1,150,000	15.0%

Jonathan A. Leon	n/a	[1]	$ 550,000	n/a

Andrew G. Long	$ 650,000		$ 685,000	5.4%

Perry A. Bernocchi	$ 570,000		$ 630,000	10.5%

Heath H. Galloway	$ 450,000		$ 500,000	11.1%

Alexander J. Bruni	$ 525,000		$ 550,000	4.8%

[1]	Mr. Leon became an NEO effective September 23, 2024; therefore, only his 2024 base salary is reported.

Annual Performance-Based Cash Incentives

We provide annual performance-based cash incentive opportunities to executive officers to incentivize them to achieve our current-year business and financial goals. Each year, the Board approves an annual operating plan, or AOP, that includes financial, strategic, and other goals, and we base annual incentive goals for the executive officers on the approved AOP. The goals include both Company performance and individual MBOs specific to each executive. For 2024, the OP&C Committee again selected a blend of Company financial metrics to assess our NEOs’ performance:

•	2024 Revenue

•	2024 AOI

•	2024 OMR Program AOI Benefit

The OP&C Committee also structured our 2024 AIP to include MBOs as performance metrics that allow for a modifier of incentive compensation earned by the NEOs. The relative weighting of each of these metrics is set forth in the table below.

	Corporate Performance				Individual Performance

Measure	Revenue	AOI	OMR Program AOI Benefit	modified by	MBOs

Weighting	20%	60%	20%		+/- 35%

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Executive Compensation

2024 Company Financial Metrics and Performance

The OP&C Committee selected Revenue, AOI, and OMR Program AOI benefit as the appropriate metrics for Company performance for a variety of reasons, including:

•	Each metric is applicable across our segments and to overall company performance;

•	The measurements are widely understood by our teammates and are the internal metrics of greatest focus throughout the year;

•	They are among the most important underlying drivers of business performance and other key financial metrics (such as adjusted EPS, operating cash flow, and return on invested capital);

•

These metrics are closely aligned with the creation of shareholder value as sustained AOI and revenue growth are both highly correlated with share price growth and are key drivers of cash flow, which is also highly correlated to equity value;

•	They are an important area of focus for our investor base and feature prominently in our investor communications; and

•	These metrics are in part driven by our NEOs’ performance to their respective MBOs.

In setting 2024 annual cash incentive program goals, including Revenue, AOI, and OMR Program contributions, the OP&C Committee considered the following:

•	2023 full-year revenue and AOI performance;

•	Trajectory of the Company’s business at the beginning of the first quarter of 2024;

•	Inflation and macroeconomic factors in the first quarter of 2024;

•	Infrastructure, technology, and other investments in the business planned for 2024; and

•	The Company’s 2024 Annual Operating Plan which was approved by the Board in February 2024.

The OP&C Committee approved the 2024 Revenue, AOI, and the OMR Program goals and related compensation levels based on a conclusion that they provided a reasonable opportunity to achieve a bonus at the target level and an appropriately challenging stretch opportunity for performance in excess of target. The approved AIP included a 50% threshold level of performance that must be attained to receive any cash incentive payout; a target level of performance, which, if attained, would result in a 100% of target cash incentive payout; and a maximum level of 200% of target for any cash incentive award. For achievement levels above threshold but below target, or above target but below maximum, payout amounts are calculated based on a straight-line interpolation of the achievement level above threshold or target, as applicable.

The threshold, target, and maximum levels of the 2024 AIP and associated 2024 performance are set forth in the table below. These financial goals are set on a constant currency basis so performance can be measured without positive or negative impact from currency fluctuations that are largely outside of the NEOs’ control. The financial performance resulted in overall funding for the AIP at 100% of the target performance level.

Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual[1]	Actual AIP Achievement

2024 Revenue (20%)	$10,302 million	$10,844 million	$11,386 million	$10,700 million	87%

2024 AOI (60%)	$ 300 million	$ 315 million	$ 330 million	$ 314 million	96%

OMR Program AOI Benefit (20%)	$ 55 million	$ 75 million	$ 95 million	$ 80 million	125%

[1]

Shown on a constant currency basis. Revenue was $10,701 million for the year-ended December 31, 2024, and was favorably impacted by foreign currency of $0.7 million based on foreign currency rates as of December 31, 2023, and AOI was $313 million for the year-ended December 31, 2024 and was unfavorably impacted by foreign currency of $0.3 million based on foreign currency rates as of December 31, 2023. Adjusted Operating Income (non-GAAP), or AOI, and other non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure are described in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2025.

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Executive Compensation

2024 NEO MBOs and Performance

MBOs are performance metrics that allow for a modification (+/- 0-35%) to the annual incentive earned by the NEOs based on an assessment of the NEO’s job performance against position-specific financial, operational, or other goals; strategic focus; management skills; and other quantitative or qualitative objectives. The OP&C Committee believes it is important to include MBOs as performance metrics that either:

•

Reward for strong performance and leadership, given these metrics are leading indicators of successful execution of financial, strategic, and operational initiatives that contribute to current and future value creation, or

•	Allow for negative discretion to reduce a bonus award where the NEO has not successfully performed his MBOs.

While each NEO had unique 2024 MBOs applicable to his respective span of control and duties, all MBOs were designed to advance the Company’s three primary areas of focus for 2024:

•	Drive Profitable Growth

•	Operational Execution

•	Grow and Develop Our Talent

The following table summarizes the MBOs and key achievements of each NEO in 2024:

Summary of 2024 MBOs

Edward A. Pesicka

•   Meet key financial metrics set forth in the 2024 AOP

•   Transformation initiative to drive growth and support strategic plan

•   Execute initiatives to improve capital structure to support company strategic plan

•   Continue business transformation through Operating Model Realignment Program

•   Further embed the OM Business System into the organization and focus on service levels

•   Strengthen our culture of inclusion to drive business results

•   Expand the Leadership Development Program

•   Talent assessment and succession planning

Jonathan A. Leon

•   Meet key financial metrics set forth in the 2024 AOP

•   Develop and operate corporate development outreach program

•   Cross-training of Treasury and Tax teams to align with change in responsibilities

•   Execute home office sale and relocation of corporate headquarters

•   Maximize interest income and minimize interest expense

•   Lead net working capital improvement project

•   Refinance accounts receivable securitization program

•   Talent assessment and succession planning

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Executive Compensation

Summary of 2024 MBOs

Andrew G. Long

•   Meet key financial metrics set forth in 2024 AOP

•   Enhance sales effectiveness for profitable growth through aligned compensation structure, enhanced tools, and aligned roles and responsibilities

•   Expand and sell products portfolio

•   Execute network rationalization and operational efficiencies plan for the distribution centers, manufacturing sites, and kitting network

•   Drive AOI performance by evaluating overhead costs, rationalization, and waste elimination

•   Grow profitability in international markets

•   Optimize and manage inventory

•   Develop standard tiered offering to enable contract to cash improvements

•   Drive entrepreneurial behavior in targeted areas

•   Leverage certified P&HS OMPower partners to drive process improvements aligned to business KPIs

•   Foster an environment where teammates can grow professionally and encourage active engagement in TRGs

Perry A. Bernocchi

•   Meet key financial metrics set forth in the 2024 AOP

•   Execute AOI improvement plan through price improvement and operational efficiencies

•   Achieve revenue synergy growth

•   Develop bench strength within the organization and succession planning through second and third level management

•   Implement KPI management throughout Patient Direct

•   Execute network optimization, efficiency and lower cost to serve

•   Develop Patient Direct senior leadership counsel to drive PD strategy, goal execution, functional alignment and enhanced alignment with P&HS

•   Retain top talent and reduce attrition

Health H. Galloway

•   Meet key financial metrics set forth in the 2024 AOP

•   Execute AOI improvement plan through price improvement and operational efficiencies

•   Advance favorable legislative agenda

•   Improve products contracting

•   Enhance cross-segment coordination

•   Support manufacturing and kitting realignment project and mitigate risks to O&M financial and business goal

•   Embed Purpose & Vision principles in legal operations

Considering the performance of our NEOs against their specific MBOs, the OP&C Committee determined that each of our NEOs had successfully achieved, in aggregate, the NEO’s respective MBOs. Following the determination of the financial achievement of 100% for the 2024 AIP, the OP&C Committee chose to award Mr. Bernocchi an additional 15% for the strong business performance of the Patient Direct segment under his leadership.

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Executive Compensation

2024 AIP Awards

In early 2025, considering the Company’s financial performance and MBO performance by the NEOs as discussed above, the OP&C Committee approved cash incentive payments as follows:

	Target (% of Base Salary)	Target Award Opportunity ($)	Actual Amount Awarded ($)	Actual (% of Target )

Edward A. Pesicka	150%	$1,725,000	$1,725,000	100%

Jonathan A. Leon[1]	85%	298,431	298,431	100%

Andrew G. Long	95%	650,750	650,750	100%

Perry A. Bernocchi[2]	90%	567,000	652,050	115%

Health H Galloway	75%	375,000	375,000	100%

Alexander J. Bruni[3]	85%	467,500	—	—

[1]

Mr. Leon had a lower target annual incentive opportunity of 55% of annual base salary prior to becoming an NEO in September 2024, at which time, his target annual incentive opportunity was increased to 85% of his annual base salary. The actual amount awarded reflects his weighted target percentages awarded at 100% for 2024 based on relative portions of the 2024 fiscal year in which he served in each role.

[2]	The OP&C Committee awarded Mr. Bernocchi an additional 15% for the successful year of the Patient Direct segment under his leadership.

[3]

Mr. Bruni was not eligible for a bonus for 2024 performance. For a description of the severance payments and benefits paid to Mr. Bruni, please see Potential Payments Upon Termination or Change in Control at page 56.

Long-Term Incentives

Equity grants help to align executive interests with those of our shareholders. The OP&C Committee considers Company performance, individual performance, long-term potential, and market practices when determining the value and type (e.g., RSU versus PSU) of equity awarded to our executives.

Our Equity Granting Practices

The equity awards granted to our NEOs in 2024 were made under our 2023 Omnibus Incentive Plan. The 2023 Omnibus Incentive Plan permits us to award grants of non-qualified stock options, incentive stock options, restricted stock, RSUs, performance awards (including PSU awards) and stock appreciation rights. Except in instances of initial executive hiring, promotions, retention concerns and similar circumstances, we grant equity awards to executive officers one-time each year (generally at the time we review prior year’s performance and set current year compensation). This process occurs in the first quarter of the year, and the grant date is typically after the release of the prior year’s earnings and the filing of our Annual Report on Form 10-K with the SEC. The OP&C Committee’s decision to grant equity-based awards is discretionary and based upon the executive’s position, performance, expected future performance and the span of control in his or her role. We strive to maintain an appropriate balance between the aggregate number of shares used for equity grants (relative to the competitive landscape) and shareholder interests.

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company other than the process set forth above. In the event the Company determines to grant such awards in the future, the Board and the OP&C Committee will evaluate the appropriate steps to take in relation to the foregoing.

Our 2024 Awards

In 2024, we made annual equity award grants to executive management in two forms:

•	50% time-based vesting RSUs that vest annually over a three-year period during which the officer is continuously employed by or providing services to the Company; and

•	50% PSUs that are earned based on achievement of designated performance metrics over a three-year period, subject to the officer’s continued employment by or service to the Company.

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Executive Compensation

We believe that the mix between RSUs and PSUs helps provide a balance between linking compensation to the achievement of multi-year performance goals and strengthening the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management. Grant values are based on the closing price of the Company’s stock on the date of grant.

The 2024 PSU grant design maintained a three-year performance period. The PSU metric is a three-year cumulative adjusted EPS; in addition, the OP&C Committee added relative TSR as a modifier to further enhance the alignment of our executives with shareholder returns relative to that of other companies in the performance index.

On March 1, 2024, the Company granted RSUs to Messrs. Pesicka, Leon, Long, Bernocchi, Galloway, and Bruni.

The following table shows the annual long-term incentive awards granted to the NEOs in 2024:

2024 Long-Term Incentive Target Annual Award Values

Name	RSUs ($)	RSUs (#)	PSUs ($)	PSUs (#)	Total ($)
Edward A. Pesicka	$3,650,000	148,134	$3,650,000	148,134	$7,300,000
Jonathan A. Leon[1]	420,000	17,046	180,000	7,306	600,000
Andrew G. Long	1,250,000	50,731	1,250,000	50,731	2,500,000
Perry A. Bernocchi	1,100,000	44,643	1,100,000	44,643	2,200,000
Heath H Galloway	600,000	24,351	600,000	24,351	1,200,000
Alexander J Bruni	600,000	24,351	600,000	24,351	1,200,000

[1]	In addition to his annual equity grant, Mr. Leon received two one-time RSU awards with an aggregate grant date fair value of $900,000.

Performance Determination for Prior Year PSU Awards

The Company granted PSUs in 2022 to our NEOs that could be earned in an amount ranging from 0% to 200% of the number of awarded PSUs based on the Company’s cumulative adjusted EPS performance for the three-year period from January 1, 2022 through December 31, 2024. Following the end of 2024, the OP&C Committee determined that the Company’s cumulative adjusted EPS was $5.61, which was below the cumulative adjusted EPS target of $11.28, resulting in no achievement of the PSUs. As a result, all such PSUs were forfeited.

Common Stock Ownership Guidelines

We have established Common Stock ownership guidelines for our executive officers that they are expected to achieve and maintain during their employment with the Company. Under these guidelines, officers have approximately five years to reach the full target ownership amount with interim targets to meet each year. As of December 31, 2024, Messrs. Pesicka, Leon, Long, and Bernocchi had exceeded their applicable target ownership level. Recently appointed NEO, Mr. Galloway is in the process of attaining the required ownership levels. Because of the historical success of these guidelines in maintaining meaningful stock ownership levels among management, the Company has not imposed any further stock retention requirements on its executive officers in connection with stock option exercises or vesting of restricted stock. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the Teammate Stock Purchase Plan, and restricted stock holdings (but excluding any stock options).

The ownership guidelines are as follows:

Officer	Value of Common Stock

Chief Executive Officer	6.0 x Base Salary

Executive Vice Presidents	2.0 x Base Salary

Senior Vice Presidents	1.5 x Base Salary

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The President & CEO’s higher ownership target reflects the larger portion of his total compensation represented by long-term incentive award value.

Hedging, Pledging and Derivatives Trading Prohibition

The Company has policies that prohibit directors, officers, and other teammates with access to confidential information of the Company from engaging in certain transactions relating to our Common Stock, including buying or selling options and short sales. We also prohibit these individuals from hedging the economic risk of ownership of our Common Stock and holding our Common Stock in a margin account or pledging our Common Stock as collateral for a loan.

Impact of Accounting and Tax Requirements on Compensation

The OP&C Committee considers certain tax implications when designing the Company’s executive compensation programs. Section 162(m) of the Internal Revenue Code (the “Code”) generally precludes a tax deduction by any publicly-traded company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered Employees” include any employee (i) serving as the CEO or the CFO of the Company at any time during the taxable year, (ii) whose total compensation is required to be reported to the shareholders of the Company by reason of being among the three highest paid officers of the Company (other than the CEO and the CFO) for the applicable taxable year, or (iii) any employee who qualified as a “covered employee” for any previous taxable year of the company (or any predecessor) beginning after December 31, 2016. While we prefer to maximize the deductibility of any compensation we pay, we also believe that it is important to preserve flexibility in administering our compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must be deductible in full. Certain of the amounts paid under our compensation and other executive programs will not likely be deductible as the result of Section 162(m). We intend to continue to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders and we understand that certain of our compensation arrangements will not be deductible in full.

Recoupment Policy

In an effort to mitigate any imprudent risk-taking behavior associated with incentive compensation, the Company has a policy that provides for the recoupment of incentive compensation and all time-vesting equity awards granted or paid to our current and former executive officers and other senior executives and teammates as the OP&C Committee may from time to time designate under circumstances involving a restatement of our financial statements. Performance-based compensation is recoverable from an executive officer (i) in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws (an “Accounting Restatement”) and (ii) a lower payment would have been made to the executive officer based upon the restated financial results. In addition, upon an Accounting Restatement, time-based equity compensation is recoverable in amounts as determined by the OP&C Committee. The recoupment policy does not apply to covered compensation after the third anniversary of the date on which such compensation was paid. Our recoupment policy complies with the NYSE’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder.

Our People & Culture Committee Report

The OP&C Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on such review and discussion, the OP&C Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

THE OUR PEOPLE & CULTURE COMMITTEE Robert J. Henkel, Chair Mark A. Beck Kenneth Gardner-Smith

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Executive Compensation

2024 Summary Compensation Table

The following table summarizes the total compensation of our NEOs for 2024, and earlier years as applicable:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Edward A. Pesicka President & Chief Executive Officer	2024	1,106,731	—	7,833,326	1,725,000	72,848	10,737,905
	2023	1,000,000	—	5,834,851	1,450,000	105,059	8,389,910
	2022	974,954	—	4,915,897	273,000	81,408	6,245,259

Jonathan A. Leon Executive Vice President & Chief Financial Officer	2024	446,635	—	1,526,350	298,431	19,496	2,290,912

Andrew G. Long Executive Vice President, Chief Executive Officer, Products & Healthcare Services	2024	674,904	—	2,682,655	650,750	18,127	4,026,436
	2023	653,938	—	3,440,033	614,250	16,324	4,724,545
	2022	632,923	—	2,261,365	122,850	47,321	3,064,459

Perry A. Bernocchi Executive Vice President, Chief Executive Officer, Patient Direct	2024	612,692	—	2,360,722	652,050	27,269	3,652,733
	2023	554,000	—	2,121,766	494,573	20,543	3,190,882

Heath H. Galloway Executive Vice President, General Counsel & Corporate Secretary	2024	485,577	—	1,287,681	375,000	22,964	2,171,222

Alexander J. Bruni Former Executive Vice President & Chief Financial Officer(5)	2024	398,942	—	1,287,681	—	1,241,963	2,928,586
	2023	528,180	—	1,060,900	420,000	18,174	2,027,254
	2022	397,161	—	400,060	62,646	15,494	875,361

(1)

The amounts in column (c) reflect the base salary earned by each NEO. Effective September 23, 2024, Mr. Leon received a base salary increase of 29.4% as a result his promotion to Executive Vice President & CFO.

(2)

The amounts included in column (e) are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, and include awards subject to performance conditions. Of the total awards reflected in column (e) for 2024, the amount specified below for each NEO represents awards subject to performance and market conditions, which are valued at the grant date based on probable achievement at target levels:

Mr. Pesicka, $4,183,304; Mr. Leon $206,321; Mr. Long $1,432,643; Mr. Bernocchi, $1,260,718; Mr. Galloway, $687,672; and Mr. Bruni $687,672

The grant date value of the above performance-based awards for 2024 would equal the following for each NEO assuming achievement of the highest level of performance conditions:

Mr. Pesicka, $8,366,608; Mr. Leon $412,643; Mr. Long $2,865,287; Mr. Bernocchi $2,521,437; Mr. Galloway $1,375,344; and Mr. Bruni $1,375,344. .

The amounts included in column (e) for Mr. Leon reflect his annual grant of RSUs as well as a special grant of RSUs on July 1, 2024, in recognition of his position of Interim CFO, and a special grant of RSUs on September 23, 2024 for his appointment as Executive Vice President & CFO, in September 2024.

Assumptions used in the calculation of the stock awards included in column (e) are included in Note 10 “Share-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(3)

The amounts included in column (f) reflect cash awards to the NEOs under the Company’s performance-based annual incentive programs. For Mr. Leon, the actual amount awarded reflects his weighted target percentages for 2024 based on relative portions of the 2024 fiscal year in which he served in each role.

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(4)	For 2024, the amounts included in column (g) consist of the following:

Name	Tax Planning Benefit(a) ($)	Life Insurance Premiums ($)	Defined Contribution Plans Company Match and Contribution(b) ($)	Executive Physical ($)	Other(c) ($)	Total ($)

Edward A. Pesicka	$15,000	$636	$13,800	$5,400	$38,012	$72,848

Jonathan A. Leon	—	619	13,800	4,500	577	19,496

Andrew G. Long	3,500	636	13,800	—	191	18,127

Perry A. Bernocchi	—	413	26,447	—	409	27,269

Heath H. Galloway	—	558	22,406	—	—	22,964

Alexander J. Bruni	2,050	440	13,800	—	1,225,673	1,241,963

(a)

In 2024, the maximum tax and financial planning benefit was $15,000 for Mr. Pesicka; $3,500 for Messrs., Leon, Long, Bernocchi, Galloway and Bruni. NEOs are required to submit documentation for reimbursement up to the plan levels shown.

(b)

In 2024, any NEOs who elected to participate in the Company’s 401(k) program were treated on the same basis as all U.S. based teammates, including a 4% company match on employee contributions. Further, Messrs., Bernocchi and Galloway elected to participate in the non-qualified Executive Deferred Compensation and Retirement Plan, and the Company will match an additional 1%, or $12,647 for Mr. Bernocchi and $8,606 for Mr. Galloway for the 2024 plan year into the Executive Deferred Compensation and Retirement Plan that will be deposited in the second quarter of 2025.

(c)	Other includes:

i.

For Mr. Pesicka, (A) $38,012 in incremental costs to the Company for use of the corporate aircraft was determined to be a perquisite in accordance with SEC rules and (B) the Company’s HSA match of $409

ii.	For Mr. Bernocchi, the Company’s HSA match of $409, and for Mr. Leon $577.

iii.

For Mr. Bruni, the severance payments he is entitled to in connection with his separation from the Company, as described in more detail under Potential Payments Upon Termination or Change in Control – page 56.

(5)

As further discussed in the Compensation Discussion & Analysis, Mr. Bruni, at the request of the Company, resigned from his position as an officer of the Company, effective June 21, 2024, but remained employed by the Company until September 5, 2024, at which time, his separation was treated as a “termination without cause”.

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Executive Compensation

2024 Grants of Plan-Based Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Potential Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards (4)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Edward A. Pesicka	3/1/2024	—	—	—	—	—	—	148,134	3,650,022
	3/1/2024	—	—	—	74,067	148,134	296,268	—	4,183,304
	2024	862,500	1,725,000	3,450,000	—	—	—	—	—

Jonathan A. Leon	3/1/2024	—	—	—	—	—	—	17,046	420,013
	3/1/2024	—	—	—	3,653	7,306	14,612	—	206,321
	2024	149,216	298,431	596,862	—	—	—	—	—
	7/1/2024	—	—	—	—	—	—	19,202	250,010
	9/23/2024	—	—	—	—	—	—	42,933	650,006

Andrew G. Long	3/1/2024	—	—	—	—	—	—	50,731	1,250,012
	3/1/2024	—	—	—	25,366	50,731	101,462	—	1,432,643
	2024	325,375	650,750	1,301,500	—	—	—	—	—

Perry A. Bernocchi	3/1/2024	—	—	—	—	—	—	44,643	1,100,004
	3/1/2024	—	—	—	22,322	44,643	89,286	—	1,260,718
	2024	283,500	567,000	1,134,000	—	—	—	—	—

Heath H. Galloway	3/1/2024	—	—	—	—	—	—	24,351	600,009
	3/1/2024	—	—	—	12,176	24351	48,702	—	687,672
	2024	187,500	375,000	750,000	—	—	—	—	—

Alexander J. Bruni	3/1/2024	—	—	—	—	—	—	24,351	600,009
	3/1/2024	—	—	—	12,176	24,351	48,702	—	687,672
	2024	233,750	467,500	935,000	—	—	—	—	—

(1)

The amounts included in columns (c), (d) and (e) reflect the threshold, target and maximum amounts, respectively, payable to the NEOs under the Company’s performance-based annual incentive programs, which are described in more detail under “Compensation Discussion & Analysis—2024 AIP Awards” above.

(2)	The amounts included in columns (f), (g) and (h) reflect the threshold, target and maximum number, as applicable, of PSUs granted to the NEOs under the Company’s 2023 Stock Incentive Plan.

(3)	The amounts included in column (i) reflect time-based RSUs awarded to the NEOs under the Company’s 2023 Stock Incentive Plan.

(4)

The amounts in this column represent the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For stock awards, the grant date fair value is the fair market value of the Company’s common stock on the grant date multiplied by the number of shares subject to the grant. For a discussion of the assumptions involved in the Company’s valuations, please see Note 10, “Shared-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(5)

Mr. Leon received a one-time additional grant of RSUs in July 2024 for his assumption of responsibility as Interim CFO, and a one-time additional grant of RSUs in September 2024 for his appointment to Executive Vice President & CFO at that time.

(6)

Mr. Leon had a lower target annual incentive opportunity of 55% of annual base salary prior to becoming an NEO in September 2024, at which time, his target annual incentive opportunity was increased to 85% of his annual base salary.

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Outstanding Equity Awards at 2024 Fiscal Year-End Table

The following table summarizes information regarding outstanding equity awards held by the NEOs as of December 31, 2024.

	Stock Awards(1)

Name	Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3) (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2) ($)

Edward A. Pesicka	3/3/2022	19,290	(4)	252,120	—		—
	4/29/2022	—		—	58,453	(6)	763,981

	3/1/2023	117,552	(5)	1,536,405	178,109	(8)	2,327,885

	3/1/2024	148,134	(9)	1,936,111	148,134	(10)	1,936,111

Total		284,976		3,724,636	384,696		5,027,977

Jonathan A. Leon	3/3/2022	2,894	(4)	37,825	—		—

	4/29/2022	—		—	8,768	(6)	114,598

	3/1/2023	11,756	(5)	153,651	17,811	(8)	232,790

	3/1/2024	17,046	(9)	222,791	7,306	(10)	95,489

	7/1/2024	19,202	(11)	250,970	—		—

	9/23/2024	42,933	(12)	561,134	—		—

Total		93,831		1,226,371	33,885		442,877

Andrew G. Long	3/3/2022	8,874	(4)	115,983	—		—

	4/29/2022	—		—	26,889	(6)	351,439

	3/1/2023	91,905	(5)	1,201,198	74,482	(8)	973,480

	3/1/2024	50,731	(9)	663,054	50,731	(10)	663,054

Total		151,510		1,980,235	152,102		1,987,973

Perry A. Bernocchi	3/3/2022	3,859	(4)	50,437	—		—

	4/29/2022	9,299	(4)	121,538	11,691	(6)	152,801

	3/1/2023	42,747	(5)	558,703	64,767	(8)	846,505

	3/1/2024	44,643	(9)	583,484	44,643	(10)	83,484

Total		100,548		1,314,162	121,101		1,582,790

Heath H. Galloway	3/3/2022	1,159	(4)	15,148	—		—

	3/1/2023	6,413	(5)	83,818	—		—

	5/17/2023	11,922	(7)	155,821	—		—

	3/1/2024	24,351	(9)	318,268	24,351	(10)	318,268

Total		43,845		573,054	24,351		318,268

(1)	The Company grants awards to NEOs in the form of restricted units (RSUs) and performance shares (PSUs).

(2)	Calculated based on the $13.07 closing price per share of our Common Stock on December 31, 2024.

(3)

Amounts in this column represent the number of performance shares or PSUs, as applicable, outstanding based on the achievement of target performance conditions. Actual amounts earned, if any, will be based on achievement of the applicable performance metrics.

(4)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of May 15, 2022.

(5)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of May 15, 2023.

Owens & Minor, Inc. ● 2025 Proxy Statement   53

Executive Compensation

(6)

Represents PSUs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the three-year period January 1, 2022, through December 31, 2024. The OP&C Committee will determine if any shares have been earned following completion of 2024 and calculation of the three-year cumulative adjusted EPS and relative TSR as measured by the Russell 3000 Medical Equipment and Services Sector Index.

(7)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of May 17, 2023.

(8)

Represents PSUs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the three-year period January 1, 2023, through December 31, 2025. The OP&C Committee will determine if any shares have been earned following completion of 2024 and calculation of the three-year cumulative adjusted EPS and relative TSR as measured by the Russell 3000 Medical Equipment and Services Sector Index.

(9)	Vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of March 20, 2024.

(10)

Represents PSUs that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the three-year period January 1, 2024, through December 31, 2026. The OP&C Committee will determine if any shares have been earned following completion of 2024 and calculation of the three-year cumulative adjusted EPS and relative TSR as measured by the Russell 3000 Medical Equipment and Services Sector Index.

(11)	Mr. Leon received a one-time grant of RSUs for his assumption of responsibilities during his role as Interim CFO. The grant vests in full on June 21, 2027.

(12)

Mr. Leon received a one-time grant of RSUs in conjunction with his promotion to the role of Executive Vice President & CFO, in September of 2024. The grant vests in substantially equal installments on an annual basis over a three-year period from the vesting commencement date of September 23, 2024.

2024 Option Exercises and Stock Vested

The following table summarizes for each NEO information regarding shares of our Common Stock subject to restrictions, RSUs or PSUs held by the NEOs that vested during 2024. No stock appreciation rights or stock options were outstanding during 2024.

Stock Awards Vested 2024

NEO	Number of Shares on Vesting (#)	Value Realized on Vesting ($)

Edward A. Pesicka	229,995	5,220,989

Jonathan A. Leon	20,893	466,693

Andrew G. Long	121,055	2,684,517

Perry A. Bernocchi	76,127	1,688,982

Heath H. Galloway	11,986	233,225

Alexander J. Bruni	21,892	409,468

Retirement Compensation

We maintain market-competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are eligible to participate in the Company’s 401(k) Plan and receive Company matching contributions in the same manner as all other Company teammates. We also maintain an Executive Deferred Compensation and Retirement Plan (“EDCP”) in which members of senior management and other senior-level teammates are eligible to participate. The EDCP permits participants to defer up to 75% of their base salary and up to 100% of their annual cash bonus. The EDCP provides for similar investment options as our 401(k) Plan. For participants in the EDCP, the Company matches an additional 1% of the compensation deferred into the EDCP.

Other Benefits

In addition to the components of compensation discussed above, we provide certain other limited benefits to executives to help maximize the time key executives are able to spend on the Company’s business and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent. These other benefits consist of the

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Executive Compensation

following and are specifically disclosed by amount in footnote (4) of the Summary Compensation Table on page 50 of this Proxy Statement: tax and financial planning and tax return preparation assistance, funding of life insurance policy premiums, an annual physical, and access to a concierge medical practice. In addition, NEOs may participate in our health and welfare plans and teammate stock purchase plan on the same basis as other full-time teammates. We do not provide tax gross-ups on any income executives may realize as a result of the foregoing benefits.

$38,012 in incremental costs to the Company for use of the corporate aircraft by our President & Chief Executive Officer was determined to be a perquisite in accordance with SEC rules. Our President & Chief Executive Officer does not receive tax reimbursement for any imputed income associated with personal travel on our corporate aircraft.

Pension Benefits

Our NEOs do not participate in any defined benefit pension plans.

Nonqualified Deferred Compensation Plan

The Company maintains an Executive Deferred Compensation and Retirement Plan (“EDCP”) in which members of senior management, including our NEOs, and other certain management-level teammates are eligible to elect to defer portions of their compensation to save for retirement or other life events. The EDCP permits participants to defer up to 75% of their base salary and up to 100% of their annual cash incentive. The EDCP provides for similar investment options as our 401(k) Plan. The Company matches an additional 1% of the compensation deferred into the EDCP. EDCP accounts are paid out based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments, or monthly installment. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

The following table sets forth information regarding contributions to, earnings on and total balances in the EDCP as applicable, for the NEOs in 2024.

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (losses) in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Edward A. Pesicka	—	—	—	—	—

Jonathan A, Leon	—	—	—	—	—

Andrew G. Long(3)	—	—	33,189	—	231,465

Perry A. Bernocchi(4)	165,427	12,647	128,315	—	1,268,925

Heath H. Galloway(4)	93,750	8,606	2,218	—	131,882

Alexander J. Bruni	—	—	—	—	—

(1)	Company contributions included in “All Other Compensation” for 2024 in the Summary Compensation Table.

(2)	Deferred amounts earned returns based on the performance of the funds into which they were invested, which consist of generally the same funds available to the participants under our 401(k) Plan.

(3)	Denotes previous Owens & Minor EDCP participant with earnings in 2024.

(4)	Denotes 2024 Owens & Minor EDCP participant with contributions and earnings in 2024.

Owens & Minor, Inc. ● 2025 Proxy Statement   55

Executive Compensation

Potential Payments Upon Termination or Change in Control

Officer Severance Policy

The Company has an Officer Severance Policy that applies to corporate officers whose employment is involuntarily terminated without cause (or who resign at the request of the Company) in a non-change in control situation. The policy was designed to provide consistent and fair treatment of these departing officers. Receipt of payments under the severance policy is also conditioned upon the officer’s agreement to certain restrictive covenants and a general release of claims in favor of the Company. For qualifying terminations of employment in 2024, the officer severance policy provided for the following payments and benefits:

Officer Position	Severance Amount*	Severance Period*	Other Benefits

Chief Executive Officer President Executive Vice President Senior Vice President	1.5 x the sum of: • Base salary • The lower of average actual bonus paid or target bonus for the three calendar years prior to the date of termination	18 months

Lump sum payment for employer portion of COBRA premiums based on the active employee rates during severance period

Up to six months of outplacement services

Tax preparation and financial counseling services during severance period or until alternate employment begins

*	On February 27, 2025, the Board approved an increase in the applicable severance multiplier and severance period under the Officer Severance Policy to 2.0x and 24 months, respectively.

For purposes of the Officer Severance Policy, “cause” is generally defined to include one or more of the following by a corporate officer: (i) misappropriation, theft or embezzlement of funds or property from the Company, (ii) conviction of, or entry of a plea of “nolo contendere” with respect to, a felony, or a misdemeanor which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s business, customer or supplier relations, financial condition or prospects, (iii) violation of the Company’s Code of Honor or any successor code of conduct, (iv) violation of any material law or regulation to the detriment of the Company, (v) engagement in conduct that results in or would be reasonably likely to result in material injury to the reputation of the Company, or (vi) failure to substantially perform (other than by reason of illness, temporary disability or approved leave of absence) the duties of the officer’s job.

The Officer Severance Policy imposes certain non-competition and non-solicitation restrictive covenants on the executive officers for the duration of the severance period and includes perpetual confidentiality provisions.

The Officer Severance Policy does not address the disposition of outstanding equity awards upon an involuntary termination without cause. The treatment of outstanding equity awards is instead addressed in the applicable equity award agreements, as described in more detail on page 58 of this Proxy Statement below.

Change in Control Agreements

The Company has entered into change in control agreements (“CIC Agreements”) with each of its NEOs. In 2018, the Board approved a revised form of the CIC Agreement for new executives first employed by the Company following the fall of 2018, which includes Messrs. Pesicka, Bruni, Long and Bernocchi.

The purpose of the CIC Agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives will focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value despite the risk of losing their employment. The OP&C Committee believes that the CIC Agreements help it to attract and retain key executive talent that could have other employment alternatives that may appear to be less risky absent these

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arrangements. The OP&C Committee further believes that these CIC Agreements are appropriately structured to provide a temporary level of income protection in the event of employment loss due to a change in control.

The CIC Agreements do not provide for excise tax gross-up payments. In addition, the severance payment obligation under the CIC Agreements has a “double trigger” such that the payment of severance may only be made if there is a qualifying change in control and the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” within 24 months after such change in control, or if the executive’s employment is terminated without “cause” within 90 days prior to a change in control.

Termination of employment by the Company is for “cause” if it is because of the executive officer’s (i) willful and continued failure to substantially perform his or her duties (other than due to incapacity, illness, etc.) or (ii) willful engaging in conduct demonstrably and materially injurious to the Company. For purposes of the CIC Agreements, “good reason” generally includes, after a change in control, without the executive officer’s written consent, (a) a material diminution in authority, duties or responsibilities; (b) a material reduction in annual base salary and/or target bonus opportunity; (c) a relocation of place of employment by more than 35 miles or substantial increase in travel obligations; (d) a failure to pay compensation due to the executive officer; (e) a change in the executive officer’s reporting relationship; (f) the failure of the Company to obtain a satisfactory agreement from any successor to assume the CIC Agreements; or (g) any termination of employment that is not effected pursuant to a Notice of Termination (as defined in the CIC Agreements). In each case, “cause” and “good reason” are subject to certain notice and cure rights.

A change in control is generally deemed to have occurred under the CIC Agreements:

(i)	If any person acquires 30% or more of the Company’s voting securities (other than the Company or its subsidiaries);

(ii)

If the Company’s directors as of the commencement or renewal date of the CIC Agreement (the “Incumbent Board”) cease to constitute a majority of the Board (unless the members’ nominations or elections were approved by a majority of the Incumbent Board);

(iii)

Upon the merger or consolidation of the Company other than (a) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the securities of the Company (or surviving entity) outstanding immediately after the merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company’s then-outstanding securities; or

(iv)	Upon the approval by shareholders of a plan of liquidation or sale of substantially all of the Company’s assets.

The current CIC Agreements provide the following payments and benefits to our NEOs subject to execution of a general release of claims in favor of the Company:

(i)

A lump sum payment equal to (a) 2.0 multiplied by (b) the sum of the executive officer’s annual base salary plus the executive’s target annual bonus (in each case, as determined in accordance with the CIC Agreement);

(ii)

A lump sum amount representing a pro-rata portion of any annual incentive bonus earned by the executive officer through the date of termination, based on the accrued amount or, if not determinable, assuming achievement of performance goals at the target level; and

(iii)

A lump sum amount equal to the employer portion of COBRA premiums based on the active employee rates for two years and additional premiums for individual life insurance policies for two years (for executive officers receiving Company-provided life insurance).

On February 27, 2025, the Board approved an increase in the applicable severance multiplier under the CIC Agreements to 3.0x and the applicable period for the employer portion of COBRA premiums to three years.

In consideration for any benefits paid, the CIC Agreements impose certain non-competition and non-solicitation restrictive covenants on the executive officers for a period of 12 months following the date of termination and prohibit the disclosure and use of confidential Company information. Each CIC Agreement continues in effect through December 31, 2024 and renews on a year-to-year basis on January 1 unless terminated by the Company with a notice of non-renewal delivered by September 30 of the preceding year.

Owens & Minor, Inc. ● 2025 Proxy Statement   57

Executive Compensation

Long-Term Incentive Awards under the 2018 Stock Incentive Plan

Awards granted to our NEOs prior May 11, 2023, were made under the Company’s 2018 Stock Incentive Plan. The 2023 Omnibus Incentive Plan replaced the 2018 Stock Incentive Plan. In general, the award agreements under the Company’s 2018 Stock Incentive Plan provide that, upon an involuntary termination without “cause” or a termination due to disability, a pro-rata portion of the NEOs’ time-based awards and earned performance-based awards (as applicable) vests as of the termination date (with vesting of time-based awards based on the number of months worked during the applicable vesting period).

Upon a termination due to death, the unvested portion of the NEOs’ time-based awards vests in full as of the termination date and NEOs are entitled to receive any performance-based awards that are earned based on achievement of performance conditions.

In addition, the Company’s outstanding time-based equity awards generally include the same “double-trigger” feature discussed above under the CIC Agreements, and provide for accelerated vesting upon a termination without “cause” within 24 months following a change in control. Performance-based awards are deemed earned based on the target performance levels if there is a change in control prior to the applicable measurement date. If outstanding equity awards under the 2018 Stock Incentive Plan are not assumed or substituted in connection with a change in control, unvested awards will vest in full upon the change in control. For purposes of the 2018 Stock Incentive Plan, the definition of “change in control” is generally consistent with the definition set forth in the CIC Agreements, except that shares issued by the Company directly to the acquirer shall not be considered when determining whether the 30% beneficial ownership threshold of the first prong has been met.

Long-Term Incentive Awards under the 2023 Omnibus Incentive Plan

The award agreements under the 2023 Omnibus Incentive Plan generally provide that upon a termination due to death or disability, the unvested portion of the NEOs’ time-based awards vests in full as of the termination date and NEOs are entitled to receive any performance-based awards that are earned based on target performance levels.

The 2023 Omnibus Incentive Plan does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company fails to assume or replace the awards, any performance-based awards will be deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the change in control pursuant to a shortened performance period ending on the occurrence of the change in control (the greater of such amounts, the “CIC Performance Level”). Unless the individual award agreement provides otherwise, if the successor company assumes the awards, vesting of the award will be accelerated upon a subsequent termination of the NEO’s employment without “cause” or, if the NEO resigns for “good reason”, in each case, within 24 months following the change in control, with any performance-based awards deemed earned at the CIC Performance Level. The definition of “change in control” in the 2023 Omnibus Plan is generally consistent with the definition set forth in the 2018 Stock Incentive Plan.

Under both the 2018 Stock Incentive Plan and the 2023 Omnibus Incentive Plan, in the event an NEO is terminated for circumstances other than as described above, the unvested portion of the NEO’s award will be forfeited.

Table of Potential Payments Upon Termination or Change in Control

The following table reflects the estimated potential compensation payable to each of the NEOs under the Company’s compensation and benefit plans and arrangements in the event of certain terminations of employment, including following a change in control. Except as otherwise stated in footnote (4) to the table below, the amounts shown are estimates of the amounts that would be paid to the NEOs upon termination of their employment assuming that such termination was

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Executive Compensation

effective December 31, 2024. As Mr. Bruni entered into an executive transition and general release agreement in connection with the termination of his employment, his actual separation payments are described following the table.

Name and Principal Position (1)	Cash Severance Payment ($)	Continuation of Medical / Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards(5) ($)	Parachute Excise Tax Impact ($)	Total Termination Benefits ($)

Edward A. Pesicka President & Chief Executive Officer

• Involuntary Termination Without Cause	3,726,500	32,703	1,630,012	—	5,389,215

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(2)	4,968,667	34,916	8,752,613	—	13,756,195

• Disability(3)	2,315,333	—	1,630,012	—	3,945,345

• Death(4)	—	—	3,724,636	—	3,724,636

Jonathan A. Leon Executive Vice President & Chief Financial Officer

• Involuntary Termination Without Cause	1,087,066	8,853	275,254	—	1,371,173

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(2)	1,449,421	34,916	1,669,248	—	3,153,585

• Disability(3)	320,000	—	275,254	—	595,254

• Death(4)	—	—	1,226,371	—	1,226,371

Andrew G. Long Executive Vice President, Chief Executive Officer, Products & Healthcare Services

• Involuntary Termination Without Cause	1,927,050	8,172	970,487	—	2,905,709

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(2)	2,569,400	48,027	3,890,050	—	6,507,477

• Disability(3)	1,018,000	—	970,487	—	1,988,487

• Death(4)	—	—	1,902,077	—	1,902,077

Perry A. Bernocchi Executive Vice President, Chief Executive Officer, Patient Direct

• Involuntary Termination Without Cause	1,596,817	2,075	630,052	—	2,228,944

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(2)	2,129,089	34,026	2,896,952	—	5,060,067

• Disability(3)	2,387,333	—	630,052	—	3,017,386

• Death(4)	—	—	1,314,162	—	1,314,162

Heath H. Galloway Executive Vice President, General Counsel & Corporate Secretary

• Involuntary Termination Without Cause	1,007,928	3,041	232,463	—	1,243,432

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(2)	1,343,904	49,930	732,188	—	2,126,022

• Disability(3)	2,333,667	—	232,463	—	2,566,130

• Death(4)	—	—	573,054	—	573,054

Owens & Minor, Inc. ● 2025 Proxy Statement   59

Executive Compensation

(1)

The amounts shown in the table do not include accrued salary and vacation payable through the date of the NEO’s termination of employment or the distribution of any balances under the EDCP or the Company’s 401(k) Plan.

(2)

Under the terms of each NEO’s applicable agreement, if the executive would be better off on an after-tax basis, any “parachute payments” under Section 280G of the Internal Revenue Code will be reduced to a level equal to the applicable Section 280G safe harbor.

(3)	A termination of employment due to disability entitles the NEOs to benefits under the Company’s disability plan, which is generally available to salaried teammates.

(4)	A termination of employment due to death entitles the NEOs to benefits under the Company’s life insurance plan, which is generally available to salaried teammates.

(5)

The amounts in this column represent the estimated benefit to the NEO due to accelerated vesting of equity awards as described in more detail on page 56 of this Proxy Statement and are calculated based on the number of shares subject to accelerated vesting multiplied by $13.07, the closing price of the Company’s Common Stock on December 31, 2024. Any performance shares or PSUs that vest are valued based upon assumed performance at the target level.

Mr. Bruni’s Severance Benefits

In connection with Mr. Bruni’s separation from the Company, which constituted a “termination without cause” under the Officer Severance Policy, the Company and Mr. Bruni entered into an executive transition and general release agreement, dated June 21, 2024 (the “Transition Agreement”), pursuant to which the Company provided Mr. Bruni the payments and benefits provided under the Officer Severance Policy. The payments and benefits consisted of (i) a lump-sum payment of $1,225,673 representing 1.5 times the sum of Mr. Bruni’s base salary plus his average actual bonus paid for 2021, 2022 and 2023, (ii) a lump-sum payment of $25,000 to cover 18 months of the employer portion of COBRA health benefit premiums, and (iii) up to $15,250 of reimbursements for expenses incurred in procuring outplacement services and for tax preparation and financial counseling services. Additionally, pursuant to the terms of Mr. Bruni’s RSU agreements, a pro-rata portion of his outstanding but unvested RSUs vested as of his separation date (5,080 RSUs with an aggregate market value of $79,858 based on the closing price of the Company’s Common Stock on his separation date of September 5, 2024).

Under the Transition Agreement, Mr. Bruni provided customary broad form releases, as well as confidentiality, non-disparagement, noncompetition and non-solicitation restrictive covenants to the Company in connection with his separation.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our teammates and the annual total compensation of Mr. Pesicka, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Compensation Table, the 2024 annual total compensation as determined under Item 402 of Regulation S-K for Mr. Pesicka was $10,737,905. The 2024 annual total compensation as determined under item 402 of Regulation S-K for the median teammate was $40,368. Based on the foregoing, our estimate of the ratio of Mr. Pesicka’s annual total compensation to the median teammate’s annual total compensation for 2024 is 266 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

On December 31, 2024, we and our subsidiaries employed a total of over 23,000 teammates. For 2024, we identified the median teammate based on total target compensation of each teammate within our global workforce as set forth in our human resources databases on December 31, 2024, which included target salary, cash bonus, equity compensation, and other compensation. We believe this method reflects a reasonable estimate for actual compensation paid. For the approximately 9,700 teammates outside the U.S., we converted their compensation to U.S. dollars using prevailing exchange rates as of December 31, 2024. We calculated the total annual compensation for the “median teammate” for 2024 in the same way Mr. Pesicka’s total annual compensation was calculated in the Summary Compensation Table. The integration of the Apria, Inc. population in 2023 which consisted of approximately 6,400 teammates, greatly reduced the CEO pay ratio in 2023 and continues to impact the CEO pay ratio for 2024.

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Pay versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years (“FY”) ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020, as required by SEC rules.

			Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(7) ($)		Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(7) ($)	Total Shareholder Return (4) ($)	Peer Total Shareholder Return (4) ($)	Net (Loss) Income ($mm) (5)	Adjusted EPS (6) ($)

2024	10,737,905	6,634,025	3,013,978	1,741,211	253	132	(363)	1.53

2023	8,389,910	2,434,260	3,274,168	2,596,315	373	124	(41)	1.36

2022	6,245,259	(20,486,138)	2,782,307	(1,231,650)	378	118	22	2.42

2021	7,680,578	42,840,278	3,378,068	7,915,780	843	152	222	4.10
2020	7,628,179	56,613,156	2,277,468	8,482,353	524	126	30	2.26

(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Edward A. Pesicka.

(2)
In calculating the ‘compensation actually paid’ (“CAP”) amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant (except for changes due to the relevant measurement date).

(3)
The names of each of the
non-PEO
NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2024, Johnathan A. Leon, Andrew G. Long, Perry A. Bernocchi, Heath H. Galloway, and Alexander J. Bruni; (ii) for fiscal year 2023, Mr. Long, Mr. Bruni, Mr. Bernocchi, and Daniel J. Starck; (iii) for fiscal year 2022, Mr. Long, Mr. Bruni, Nicholas J. Pace, Mr. Starck, Tammy L. Gomez, and Jeffrey T. Jochims; (iv) for fiscal year 2021, Mr. Long, Mr. Jochims, Christopher M. Lowery, Mr. Pace, and Mark P. Zacur; and (v) for fiscal year 2020, Mr. Long, Mr. Jochims, and Mr. Lowery.

(4)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2024 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K:
Russell 3000 Medical Equipment and Services Sector Index.

(5)	Represents the amount of net (loss) income reflected in the Company’s audited financial statements for each applicable fiscal year.

(6)
We have selected Adjusted EPS as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link CAP to our NEOs to company performance for fiscal year 2024. Adjusted EPS is a non-GAAP
financial measure, which excludes items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred without predictable trends from net (loss) income reported in accordance with U.S. GAAP. Charges excluded from Adjusted EPS and other non-GAAP
financial measures include intangible amortization, acquisition-related and exit and realignment charges, and other adjustments. Adjusted EPS and other non-GAAP
financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure for the years ended December 31, 2024, 2023, 2022, 2021, and 2020 are described in the Company’s Current Reports on Form
8-K
filed with the SEC on February 28, 2025, February 20, 2024, February 28, 2023, February 23, 2022, and February 24, 2021.

(7)
For fiscal years 2024, 2023, 2022, 2021, and 2020 the CAP to the PEO and the average CAP to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal years 2024, 2023, 2022, 2021, and 2020, as applicable, computed in accordance with Item 402(v) of Regulation
S-K.
Adjustments for (a) increase in fair value of awards granted and vesting during the applicable FY, and (b) reduction of fair value of awards granted during prior FY that were forfeited during the applicable FY, were not included as columns because there were no values to report during the covered year:

Owens & Minor, Inc.

●

2025 Proxy Statement

61

Executive Compensation

Year	Deduction for amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY ($)	Increase in fair value of awards granted during applicable FY that remain unvested as of applicable FY end, determined as of applicable FY end ($)	Change in fair value of awards granted during prior FY that were outstanding and unvested as of applicable FY end, determined based on change in fair value from prior FY end to applicable FY end ($)	Change in fair value of awards granted during prior FY that vested during applicable FY, determined based on change in fair value from prior FY end to vesting date ($)	Reduction of fair value of awards granted during prior FY that were forfeited during applicable FY, determined as of prior FY end ($)	Increase based on dividends or other earnings paid during applicable FY prior to vesting date ($)	Total Adjustments ($)

PEO

2024	(7,833,326)	3,808,999	(1,292,197)	1,212,644	—	—	(4,103,880)

2023	(5,834,851)	4,084,966	(49,069)	(4,156,695)	—	—	(5,955,649)

2022	(4,915,897)	1,141,587	(21,056,470)	(1,903,417)	—	2,800	(26,731,397)

2021	(4,400,000)	8,409,551	29,692,842	1,440,780	—	16,527	35,159,700

2020	(4,400,000)	24,624,886	28,689,464	64,068	—	6,559	48,984,977

Avg. Other NEOs

2024	(1,829,018)	775,299	(314,893)	194,987	(99,142)	—	(1,272,767)

2023	(2,086,665)	1,597,860	(11,257)	(177,791)	—	—	(677,853)

2022	(1,950,021)	378,830	(2,249,301)	(193,567)	—	103	(4,013,956)

2021	(1,700,000)	2,841,429	2,961,055	433,444	—	1,784	4,537,712

2020	(733,333)	4,104,161	2,573,437	259,703	—	918	6,204,886

62

Owens & Minor, Inc.

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2025 Proxy Statement

Executive Compensation

Pay versus Performance Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following graphs depicting the relationships between the information presented in the table above. The graphs below further depict the relationship between the compensation actually paid and the performance measures shown in the pay versus performance tabular disclosure above. In addition, the first graph below shows the relationship between Company total shareholder return and that of the Russell 3000 Medical Equipment and Services Sector Index. Compensation actually paid for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not necessarily represent the actual amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP versus TSR 2020 - 2024
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Co. TSR
Peer TSR

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2024 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K:
Russell 3000 Medical Equipment and Services Sector Index.

CAP versus Net (Loss) Income 2020 - 2024
$300
$200
$100
$0
-$100
-$200
-$300
-$400
Net (Loss) Income ($mm)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Net (Loss) Income

Owens & Minor, Inc.

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2025 Proxy Statement

63

Executive Compensation

CAP versus Adjusted EPS 2020 - 2024
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Adjusted EPS
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Adjusted EPS

Pay versus Performance Tabular List
The following table lists our most important performance measures used by us to link CAP to our NEOs to company performance for fiscal year 2024. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures

Adjusted EPS

Revenue

Adjusted Operating Income

64

Owens & Minor, Inc.

●

2025 Proxy Statement

Proposal 3: Advisory Shareholder Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject, or abstain from voting with respect to our 2024 executive compensation programs and policies and the compensation paid to our NEOs. Although the vote is non-binding, we value our shareholders’ opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions. At the Company’s 2022 Annual Meeting, the majority of our shareholders voted to advise us to include a say-on-pay proposal every year, and the Board of Directors determined that the Company would hold an advisory shareholder vote on executive compensation every year. This non-binding advisory vote on the frequency of say-on-pay proposals must be held at least once every six years.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented team of executives who will provide leadership for our success in the intensely competitive global healthcare supply services industry. We seek to accomplish this goal in a manner that rewards performance, is aligned with long-term shareholder interests, and is consistent with sound compensation governance principles. The OP&C Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A (which begins on page 33 of this Proxy Statement) are effective in implementing our compensation philosophy and in achieving our long-term goals, and that the compensation of our NEOs in 2024 reflects and supports these compensation policies and procedures and reflects our foundational pay for performance principles.

Accordingly, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.”

The Board of Directors recommends a vote FOR the foregoing resolution approving, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Owens & Minor, Inc. ● 2025 Proxy Statement   65

Certain Relationships and Transactions

In accordance with the Audit Committee charter, the Audit Committee shall review and discuss with management and the independent auditor any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company’s financial statements. The Audit Committee charter further provides that the Audit Committee shall review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Regulation S-K Item 404. The Company has not entered any such related party transactions.

Shareholder Proposals

Shareholder Proposals under Rule 14a-8

Any shareholder desiring to make a proposal to be acted upon at the 2026 Annual Meeting of Shareholders must (i) follow the procedures, and comply with the requirements, set forth in Rule 14a-8 under Exchange Act and (ii) timely deliver such proposal to our Corporate Secretary at the Company’s principal office at 10900 Nuckols Road, Suite 400, Glen Allen, Virginia 23060 not later than December 3, 2025, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement.

Director Nominations for Inclusion in our 2025 Proxy Materials (Proxy Access)

Under certain circumstances, our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates. The maximum number of shareholder nominated director candidates that can be included in the Company’s Annual Meeting proxy materials pursuant to the proxy access provisions of our Bylaws cannot exceed the greater of two or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered pursuant to Section 1.09 of the Bylaws. For a shareholder request to be timely under the proxy access provisions of our Bylaws, such request must be received by our Corporate Secretary at the Company’s principal office at 10900 Nuckols Road, Suite 400, Glen Allen, Virginia 23060 not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting. Accordingly, requests to include shareholder-nominated candidates in our proxy materials for the 2026 Annual Meeting must be received by the Corporate Secretary no earlier than the close of business on November 3, 2025, and not later than December 3, 2025.

All proxy access shareholder requests must comply with the timing, disclosure, procedural, and other requirements of our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 8 of this Proxy Statement.

Other Shareholder Proposals

Our bylaws establish an advance notice procedure for shareholders wishing to directly nominate a director candidate (other than for inclusion in our proxy statement) or to present business to be conducted at the 2026 Annual Meeting. Our Bylaws provide that a shareholder of record of the Company entitled to vote at such Annual Meeting may nominate persons for election as directors or propose such other business at the Annual Meeting if, among other things, such shareholder delivers written notice of such shareholder’s intent to make such nomination or nominations or propose such business (which business for the avoidance of doubt must constitute a proper matter for shareholder action) to our Corporate Secretary at the Company’s principal office at 10900 Nuckols Road, Suite 400, Glen Allen, Virginia 23060 not earlier than the close of business on the 150th day prior to nor later than the close of business on the 120th day before the anniversary of the date of the Company’s immediately preceding Annual Meeting. Accordingly, the Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2026 Annual Meeting no earlier than the close of business on December 16, 2025, and not later than January 15, 2026. However, in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting, then to be timely the shareholder’s notice must be delivered not earlier than the close of business on the 150th day prior to such Annual Meeting and not later than the close of business on the later of the 120th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

66   Owens & Minor, Inc. ● 2025 Proxy Statement

Certain Relationships and Transactions

All shareholder proposals and director nominations must comply with the timing, disclosure, procedural, and other requirements of our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 8 of this Proxy Statement.

In addition to satisfying the forgoing requirements of the Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above and in our Bylaws. The shareholder’s notice must contain the information required by our Bylaws, including but not limited to:

•	The information with respect to the shareholder proposing such business;

•

A brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the Annual Meeting and the reasons for conducting such business at the Annual Meeting; and

•	Any material interest of such shareholder and such beneficial owner in such business.

The requirements found in our Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement under the proxy rules.

Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.09 of the Bylaws.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

Further Information About Attending the Virtual Annual Meeting

You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to virtually attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MTZ6XSM. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.

If you are a registered shareholder, you do not need to register to attend the Annual Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to attend the meeting. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Owens & Minor holdings along with your name and email address to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy, to legalproxy@computershare.com or by mail to Computershare, Owens & Minor, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

The online meeting will begin promptly at 9:00 a.m., EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Owens & Minor, Inc. ● 2025 Proxy Statement   67

Other Matters

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

April 2, 2025

BY ORDER OF THE BOARD OF DIRECTORS

HEATH H. GALLOWAY

Executive Vice President, General Counsel &

Corporate Secretary

68   Owens & Minor, Inc. ● 2025 Proxy Statement

CORPORATE OFFICE
804.723.7000
www.owens-minor.com

STREET ADDRESS
10900 Nuckols Road, Suite 400
Glen Allen, VA 23060

MAILING ADDRESS
Post Office Box 27626
Richmond, VA 23261-7626

Owens & Minor®

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 14, 2025 at 11:59 P.M., Eastern Daylight Time

Online Go to www.envisionreports.com/OMI or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OMI

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of nine Directors, each for a one-year term and until their respective successors are elected and qualified:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mark A. Beck	☐	☐	☐	02 - Gwendolyn M. Bingham	☐	☐	☐	03 - Kenneth Gardner-Smith	☐	☐	☐

04 - Robert J. Henkel	☐	☐	☐	05 - Rita F. Johnson-Mills	☐	☐	☐	06 - Stephen W. Klemash	☐	☐	☐

07 - Teresa L. Kline	☐	☐	☐	08 - Edward A. Pesicka	☐	☐	☐	09 - Carissa L. Rollins	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

4.	To transact any other business as may properly come before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

9 2 B M

044PUB

The 2025 Annual Meeting of Shareholders of Owens & Minor, Inc. will be held on

Thursday, May 15, 2025 at 9:00 a.m. EDT, virtually via the Internet at https://meetnow.global/MTZ6XSM.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2025 Proxy Statement and the 2024 Annual Report/Form 10-K to Shareholders are available at: www.envisionreports.com/OMI

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/OMI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – Owens & Minor, Inc.

Annual Meeting of Shareholders to be held May 15, 2025

This Proxy is solicited by the Board of Directors of Owens & Minor, Inc.

Mark A. Beck, Stephen W. Klemash and Edward A. Pesicka, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Owens & Minor, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2 and 3. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.